UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Premier Financial Corp.

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

to be held on

April 29, 2021

and

PROXY STATEMENT

601 Clinton Street

Defiance, Ohio 43512

(419) 782-5015

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON April 29, 2021

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (“Annual Meeting”) of Premier Financial Corp. (“Premier”) will be held on April 29, 2021, at 1:00 p.m., Eastern Time. The Annual Meeting will be an entirely virtual meeting. That means you can attend the Annual Meeting online, vote your shares electronically and submit questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/PFC2021. The Annual Meeting will be held for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:

(1)	To elect four (4) directors;

(2)	To consider and approve a non-binding advisory vote on Premier’s executive compensation;

(3)	To consider and vote on a proposal to ratify the appointment of Crowe LLP as the independent registered public accounting firm for Premier for the year 2021; and

(4)	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

The Board of Directors has fixed March 1, 2021, as the voting record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting or at any adjournment thereof. Only those shareholders of record as of the close of business on that date will be entitled to vote at the Annual Meeting or at any such adjournment.

BY ORDER OF THE BOARD OF DIRECTORS

Donald P. Hileman, Chief Executive Officer

March 11, 2021

Defiance, Ohio

Your vote on these matters is important, regardless of the number of shares you own. In order to ensure that your shares are represented, I urge you to promptly execute and return the enclosed form of Proxy or submit your Proxy by telephone or Internet.

PROXY STATEMENT

601 Clinton Street

Defiance, Ohio 43512

2021 ANNUAL MEETING OF SHAREHOLDERS

April 29, 2021

GENERAL

This Proxy Statement is being furnished to shareholders of Premier Financial Corp. (“Premier,” “PFC,” the “Company,” “we,” “us,” or “our”). Our Board of Directors (the “Board”) is soliciting proxies to be used at our 2021 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on April 29, 2021, at 1:00 p.m., Eastern Time, and at any adjournment thereof, for the purposes set forth in the Notice of Annual Meeting of Shareholders. The Annual Meeting will be an entirely virtual meeting. That means you can attend the Annual Meeting online, vote your shares electronically and submit questions during the Annual Meeting, by visiting www.virtualshareholdermeeting.com/PFC2021. Be sure to have your 12-Digit Control Number to enter the Annual Meeting. We began mailing this Proxy Statement to the shareholders of Premier on or about March 19, 2021.

Our policy is to send a single annual report and proxy statement to multiple shareholders of record that share the same address, unless we receive instructions to the contrary. However, each shareholder of record will continue to receive a separate proxy card. This practice, known as “householding,” is designed to reduce our printing and postage costs. If you wish to receive a separate annual report and proxy statement, you may request it by writing to us at the above address. If you wish to discontinue householding entirely, you may contact Broadridge Financial Solutions, Inc. at 1-800-542-1061 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. If you receive multiple copies of the annual report and proxy statement, you may request householding by contacting Broadridge Financial Solutions as noted above. If your shares are held in street name through a bank, broker or other holder of record, you may request householding by contacting that bank, broker or other holder of record.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON APRIL 29, 2021

The Proxy Statement for the 2021 Annual Meeting of Shareholders and the 2020 Annual Report to Shareholders, which includes the Form 10-K for the year ended December 31, 2020, are both available at www.proxyvote.com using your 12-Digit Control Number and may also be obtained upon written request to Premier Financial Corp., Shannon M. Kuhl, Secretary, 601 Clinton Street, Defiance, Ohio 43512.

ATTENDING THE ANNUAL MEETING

We will be hosting the Annual Meeting live via the Internet. A summary of the information you need to attend the Annual Meeting online is provided below:

•	Any shareholder can attend the Annual Meeting live via the internet at www.virtualshareholdermeeting.com/PFC2021.

•	Webcast starts at 1:00 p.m., Eastern Time.

•	Shareholders may vote and submit questions while attending the Annual Meeting on the internet.

•	Please have your 12-Digit Control Number to enter the Annual Meeting.

•	Instructions on how to attend and participate via the internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/PFC2021.

•	Questions regarding how to attend and participate via the internet may be answered by calling 1-855-449-0991 on the day before the Annual Meeting or the day of the Annual Meeting.

•	Webcast replay of the Annual Meeting will be available until April 30, 2022.

PROXIES

Your proxy, if properly submitted and not revoked prior to its use, will be voted in accordance with the instructions you give. Properly submitted proxies that do not contain voting instructions and that are not “broker non-votes” will be voted (1) FOR the director nominees identified in Proposal 1 herein, (2) FOR the approval of our executive compensation, (3) FOR the ratification of the appointment of Crowe LLP (“Crowe”) as our independent registered public accounting firm for 2021 and (4) in accordance with the best judgment of the persons appointed as proxies upon the transaction of such other business as may properly come before the Annual Meeting. You may revoke your proxy at any time before it is exercised by (i) filing written notice of revocation to be received prior to voting at the Annual Meeting with our Secretary, Shannon M. Kuhl, at 601 Clinton Street, Defiance, Ohio 43512; (ii) submitting a valid proxy bearing a later date that is received prior to voting at the Annual Meeting; or (iii) attending the Annual Meeting online and giving notice of revocation to the Secretary. Attending the Annual Meeting will not, by itself, revoke a previously given proxy. The proxies we are soliciting will only be exercised at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.

VOTING RIGHTS

Only our shareholders of record at the close of business on March 1, 2021 (the “Voting Record Date”) are entitled to notice of, and to vote at, the Annual Meeting. On the Voting Record Date, there were 37,273,303 common shares issued and outstanding. We have no other class of equity securities outstanding that are entitled to vote at the Annual Meeting. The presence, either in person or by proxy, of at least a majority of our outstanding shares entitled to vote is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are counted in determining the presence of a quorum.

REQUIRED VOTE

You are entitled to cast one vote for each share owned. Below are specifics regarding the vote requirement for each proposal:

For Proposal 1, the election of directors at the Annual Meeting, director nominees will be elected by a plurality of the votes cast. Our Articles of Incorporation do not permit shareholders to cumulate votes in the election of directors. Abstentions and broker non-votes will not affect the plurality vote required to elect directors.

Proposal 2 to approve our executive compensation and Proposal 3 to ratify the appointment of Crowe each requires that the number of votes cast in favor of the proposal exceed the number of votes cast against it. Because abstentions will not be counted as votes cast at the Annual Meeting, they will not affect either of these proposals. Similarly, broker non-votes will not affect Proposal 2. Proposal 3 is a “discretionary” item, so it will not have broker non-votes.

Because the proposals to approve our executive compensation and ratify the appointment of Crowe as our independent registered public accounting firm are advisory, they will not be binding upon the Board. However, the Compensation Committee will take into account the outcome of votes when considering future executive compensation arrangements. Further, if the appointment of Crowe is not ratified by the shareholders, the Audit Committee may re-consider its selection of Crowe as our independent registered public accounting firm for the fiscal year ending December 31, 2021.

Proposals 1-2 are not “discretionary” items. If your shares are held in “street name,” you must provide instructions to your brokerage firm in order to cast a vote on these proposals. The ratification of the appointment of Crowe is considered a “discretionary” item, so your brokerage firm may vote in its discretion on your behalf if you do not furnish voting instructions.

OUR DIRECTOR NOMINEES AND CONTINUING DIRECTORS

You are being asked to vote on the election of four (4) director nominees listed below. We also included some relevant information on our continuing directors. Detailed information about each nominee’s and continuing director’s background, skills and expertise can be found under Proposal 1 – Election of Directors.

Name	Age	Independent	Audit	Compensation	Executive	Nominating & Governance	Risk Management
Director Nominees
Marty E. Adams	68	✓		✓	✓	✓
Donald P. Hileman	68				✓		✓
Gary M. Small	60				✓		✓
Samuel S. Strausbaugh	57	✓	✓		✓
Continuing Directors
Louis M. Altman	52	✓	✓
Zahid Afzal	58	✓					✓
Terri A. Bettinger	53	✓		✓			✓
John L. Bookmyer	56	✓	✓*	✓*	✓
Lee Burdman	57	✓		✓			✓
Jean A. Hubbard	62	✓		✓		✓
Charles D. Niehaus	61	✓				✓	✓
Mark A. Robison	56	✓	✓
Richard J. Schiraldi	66	✓	✓		✓	✓

*These committee appointments will be effective April 1, 2021.

CORPORATE GOVERNANCE HIGHLIGHTS

We believe that sound principles of corporate governance are the hallmark of long-term growth and profitability. Our governance policies are designed to promote independent and diverse consideration of our business and risk management strategies, with the goal of achieving robust returns for our shareholders.

Board and Governance Information
Size of Board	13
Number of Independent Directors	11
Average Age of Directors	60
Board Meetings Held in 2020	15
Director Terms	3 years
Majority Voting in Director Elections	Yes
Separate Chair and CEO	Yes
Number of Times Independent Directors Meet without Management (excluding executive sessions during Committee meetings)	2
Annual Board Evaluations	Yes
Annual Chairman of the Board Evaluation	Yes
Board Orientation and Continuing Education	Yes
Codes of Conduct for Directors, Officers and Employees, which includes confidentiality policies	Yes
Board Enterprise Risk Management Committee	Yes
Stock Ownership Guidelines for Directors and Executive Officers	Yes
Robust Anti-Hedging and Pledging Policies	Yes
Strong Recoupment (“Clawback”) Policy	Yes

PROPOSAL 1

Election of Directors

Composition of the Board

On January 31, 2020, Premier acquired United Community Financial Corp. (“UCFC”) (the “Merger”) in accordance with the terms of the previously disclosed Agreement and Plan of Merger (the “Merger Agreement”), dated September 9, 2019, between First Defiance and UCFC. As a result of the Merger, the Code of Regulations were amended to provide that the Board be comprised of seven members of the Board of Premier prior to the Merger and six directors designated by UCFC. This Board of 13 directors is divided into three classes, with Class I having four members, Class II having four members and Class III having five members. The directors are elected by class to serve a three-year term. The terms of the three classes expire at successive annual meetings so that the shareholders elect one class of directors at each annual meeting. Each of the directors of Premier is also a director of our wholly-owned banking subsidiary, Premier Bank.

The current composition of the Board is:

Directors whose terms expire at the Annual Meeting:	Marty E. Adams
Donald P. Hileman
Gary M. Small
Samuel S. Strausbaugh

Directors whose terms expire at the 2022 annual meeting:	Zahid Afzal
Louis M. Altman
Terry A. Bettinger
John L. Bookmyer

Directors whose terms expire at the 2023 annual meeting:	Lee Burdman
Jean A. Hubbard
Charles D. Niehaus
Mark A. Robison
Richard J. Schiraldi

We will elect four directors at the Annual Meeting. The director nominees standing for election at the Annual Meeting are Mr. Adams, Mr. Hileman, Mr. Small, and Mr. Strausbaugh. Those nominees elected to the Board at the Annual Meeting will serve until our annual meeting in 2024, and until each such person’s successor is duly elected and qualified. If any of the four nominees should become unable or unwilling to stand for election at the Annual Meeting, the persons named on the proxy card as proxies may vote for other person(s) selected by the Board. We have no reason to believe that any of the director nominees for election named in this Proposal 1 will be unable or unwilling to serve. Each director nominee has consented to act as a director if elected.

The Board has determined that each of Marty E. Adams, Louis M. Altman, Zahid Afzal, Terri A. Bettinger, John L. Bookmyer, Lee Burdman, Jean A. Hubbard, Charles D. Niehaus, Mark A. Robison, Richard J. Schiraldi and Samuel S. Strausbaugh is “independent” under the rules of The NASDAQ Stock Market LLC (“NASDAQ”). In assessing the independence of directors and the director nominees, the Board considered the business relationships between Premier and its directors or their affiliated businesses, other than ordinary banking relationships. Where business relationships other than ordinary banking relationships existed, including those disclosed under “Related Person Transactions” below, the Board determined that none of the relationships between Premier and their affiliated businesses impaired the directors’ or director nominees’ independence because the amounts involved were immaterial to the directors or to those businesses when compared to their annual income or gross revenues. Although Mr. Afzal is “independent” under the rules of NASDAQ, the Board has determined he is not “independent” due to his prior position as Executive Vice President and Chief Operating Officer of UCFC.

Your Board Recommends That You

Vote FOR The Four Nominees Listed Below.

Nominees for Election at this Annual Meeting:

Marty E. Adams	Age: Director Since: Business Experience and Specific Qualifications:

68

2020

President of Marty Adams Consulting, LLC; Managing Member of Strategic Value Bank Partners, LLC since November 2015; Director of First National Bank of America; Former Director of PVF Capital Corp. (“PVF”); Former director of UCFC and Home Savings Bank (2013 to January 2020); Former director and Interim Chief Executive Officer of Park View Federal Savings Bank (“Park View Bank”), subsidiary of PVF; Former Chairman, Director and Chief Executive Officer of Sky Financial Group, Inc.; Former Director, President and Chief Operating Officer of Huntington Bancshares, Inc. Mr. Adams’ skills and qualifications that he has developed through more than 35 years of experience in the banking and financial services industries, as well as his service in significant public company leadership positions, enable him to contribute technical knowledge to the Board in nearly all operational areas of banking.

	Committee Memberships:	Compensation (Chair); Executive; Governance and Nominating

Donald P. Hileman	Age: Director Since: Business Experience and Specific Qualifications:

68

2013

CEO of Premier since January 1, 2014 and CEO of Premier Bank since January 1, 2015; President of Premier from January 1, 2014 until January 31, 2020; President of Premier Bank from 2014 until March 4, 2019; Executive Vice President and Chief Financial Officer of Premier and Premier Bank from 2009 through 2013; Interim Chief Financial Officer from October 2008 to March 2009; CEO of First Insurance since 2007. Prior to joining Premier, Mr. Hileman was Corporate Controller of Sky Financial Group, Inc. for 12 years. Mr. Hileman brings valuable experience and expertise to the Board from his work within financial institutions, as well as his knowledge and familiarity with Premier and its subsidiaries.

	Committee Memberships:	Executive; Risk

Gary M. Small	Age: Director Since: Business Experience and Specific Qualifications:

60

2020

President of Premier and Premier Bank; Former President, Chief Executive Officer and Director of UCFC and Home Savings (March 2014 to January 2020); Former Senior Executive Vice President and Chief Banking Officer for S&T Bank, located in Indiana, PA; Held various senior executive officer positions with Jackson Hewitt Tax Services, including Senior Vice President of Customer Operations and Chief Operating Officer; Former Executive Vice President and Regional Banking Group President for Huntington National Bank; Former Executive Vice President and Head of Regional Banking for Sky Financial Group; 20 years in a number of senior operating and financial roles with National City Corporation and its predecessor Merchants National Corporation, including four years as Executive Vice President and Retail Network Executive with responsibility for over 200 branch locations across the Midwest. With over 39 years of banking and finance experience, Mr. Small provides invaluable knowledge regarding financial institutions to the Board.

	Committee Memberships:	Executive; Risk

Samuel S. Strausbaugh	Age: Director Since: Business Experience and Specific Qualifications:

57

2006

President of Foundry Mezzanine Opportunity Fund L.P. since October 2020; President and CEO of Vrsus Assets, LLC, a digital case management platform firm for plaintiff attorneys, from March 2018-October 2020; President, CEO and CFO of JB & Company, Inc., a roofing company, from 2011 to 2017; Former Co-President of Defiance Metal Products in Defiance, Ohio from September 2006 to November 2011; CFO of Defiance Metal Products from November 1998 to July 2006. Mr. Strausbaugh has important tactical and strategic skills that he has developed in management and executive positions with his prior employers. His experience with a growing company helps to inform the Board of Directors when considering future business opportunities.

	Committee Memberships:	Audit (Chair); Executive

Continuing Directors With Terms Expiring at the 2022 Annual Meeting:

Louis M. Altman	Age: Director Since: Business Experience and Specific Qualifications:

52

2020

Co-managing partner of the A. Altman Company, a full service real estate development firm for commercial, residential, office, medical and hotel properties, since 1999; Former director of UCFC and Home Savings (January 2017 to January 2020); Former director of Ohio Legacy Corp. (January 2010 to January 2018); Former Director of Premier Bank & Trust (February 2010 to January 2018); Former Director of Sky Bank; Former Regional Director of Western Reserve Region, Sky Bank. The attributes, skills and qualifications developed by Mr. Altman through his role as a director of financial institutions over the past 13 years and his broad experience in real estate development would benefit the Board due to his unique insight in the areas of financing, property management, acquisition, business development and leadership.

	Committee Memberships:	Audit

Zahid Afzal	Age: Director Since: Business Experience and Specific Qualifications:

58

2020

Former Executive Vice President/Chief Operating Officer of UCFC and Home Savings Bank from March 2018 to January 2020; Former director of UCFC (2013 to February 2018) and Home Savings Bank (October 2013 to January 2020). Prior to joining Home Savings Bank, Mr. Afzal served as the Executive Vice President, Chief Operating Officer of Capital Bank Financial Corp. in Raleigh, North Carolina, from September 2013 until December 2017. From March 2006 until February 2013, he was the Senior Executive Vice President, Chief Information Officer and Chief Operating Officer of Huntington National Bank. Mr. Afzal has expertise that will contribute to the Board, including technology, operations and marketing experience.

	Committee Memberships:	Risk

Terri A. Bettinger	Age: Director Since: Business Experience and Specific Qualifications:

53

2018

Deputy Director and Chief Information Officer for the Ohio Department of Aging; Owner of VCIO Services, LLC, an executive consulting company; Chief Information Officer of Franklin County Data Center in Columbus, Ohio (February 2015 to October 2017). Prior to that time, Ms. Bettinger led North America Fund Services Technology for the Global Financial Services Group at Citigroup Inc. from April 2009 to February 2015. Ms. Bettinger spent 20 years in the banking and financial services industry, and her successful career in the delivery of valuable technology solutions provides beneficial knowledge to the Board in the area of technological growth and innovation.

	Committee Memberships:	Compensation; Risk

John L. Bookmyer	Age: Director Since: Business Experience and Specific Qualifications:

56

2005

CEO of Pain Management Group located in Findlay, Ohio since January 2009; Former Chief Operating Officer of Blanchard Valley Health System in Findlay, Ohio, from August 1995 until December 2008. Mr. Bookmyer is a Certified Public Accountant in Ohio and has extensive experience in oversight, leadership and financial matters from his roles at all entities. He is also very familiar with the needs of the region through his interactions with community hospitals and businesses.

	Committee Memberships:	Executive (Chair)

Continuing Directors With Terms Expiring at the 2023 Annual Meeting:

Lee Burdman	Age: Director Since: Business Experience and Specific Qualifications:

57

2020

Co-Founder and Managing Partner of Redstone Investments, a development, management and acquisitions company focused on shopping center development, headquartered in Youngstown, OH; Former director of UCFC and Home Savings Bank from April 2011 to January 2020; Former director of a local community bank and the local bank’s regional successor following its merger. Mr. Burdman has expertise that will contribute to the Board, including experience and expertise in owning, managing and developing real estate, commercial real estate lending, financial literacy and executive management.

	Committee Memberships:	Compensation; Risk

Jean A. Hubbard	Age: Director Since: Business Experience and Specific Qualifications:

62

2008

Corporate Treasurer and Business Manager Ohio since 2003 of The Hubbard Company, a printing and office supply company located in Defiance, Ohio; Senior Vice President and Human Resource Director, Rurban Financial Corp., from 1998 to 2003. Ms. Hubbard offers financial and business expertise through her work as corporate treasurer. Ms. Hubbard also provides the Board with insight regarding employee and human resource issues from her experience at Rurban.

	Committee Memberships:	Compensation; Governance and Nominating

Charles D. Niehaus	Age: Director Since: Business Experience and Specific Qualifications:

61

2014

Member and Managing Partner of Niehaus Kalas Hinshaw Ltd., Attorneys at Law, in Toledo, Ohio, since 2007. Mr. Niehaus has provided legal representation to corporate and business clients for over 25 years on a wide range of business issues including the representation of financial institutions in formation, acquisitions, bank litigation, shareholder matters and regulatory compliance. He brings extensive experience in the legal and financial services areas and provides valuable guidance and insight with respect to strategy and compliance.

	Committee Memberships:	Risk (Chair); Governance and Nominating

Mark A. Robison	Age: Director Since: Business Experience and Specific Qualifications:

56

2018

President of Brotherhood Mutual Insurance Company headquartered in Fort Wayne, Indiana, since 2007 and Chairman of the Board of Brotherhood Mutual since 2009. Prior to his promotion to President of Brotherhood Mutual Insurance Company, Mr. Robison served in various positions at Brotherhood Mutual since 1994, including as Assistant Vice President of Finance. As a successful leader of a national company, Mr. Robison adds valuable leadership experience to the Board.

	Committee Memberships:	Audit

Richard J. Schiraldi	Age: Director Since: Business Experience and Specific Qualifications:

66

2020

Former director of the Board of Directors of UCFC (from 2002 to January 2020) and Chairman and director of the Board of Directors of Home Savings Bank (from 2005 to January 2020); Partner, Cohen & Company, Certified Public Accountants in Youngstown, Ohio (1990 to January 2017); Director of Tax Operations in Youngstown, Ohio office of Cohen & Company (1983 to 2003); CPA, Touche Ross. Mr. Schiraldi’s skills and qualifications developed by Mr. Schiraldi throughout his 33 years as a CPA as well as his experience as the owner and manager of privately held businesses and director of numerous not-for-profit entities enable him to contribute significant insight to the Board in the areas of strategic planning, tax, accounting and financial, local community affairs and leadership.

	Committee Memberships:	Governance and Nominating (Chair); Audit; Executive

Board Leadership Structure

In accordance with our Code of Regulations, the Board elects our chairman of the Board (sometimes referred to as the “Chairman”) and Chief Executive Officer (sometimes referred to as the “CEO”), and these positions are to be separate and held by different individuals. In the event the Chairman is not an independent director, it is the Board’s policy to designate from among the independent directors a “Lead Independent Director.”

John L. Bookmyer was appointed Chairman of the Board on July 31, 2018. Mr. Schiraldi was appointed Vice Chairman of the Board effective January 31, 2020. However, as previously announced, Mr. Hileman will become the Executive Chairman of the Board on April 1, 2021 and Mr. Schiraldi will continue to serve as Vice Chairman and Lead Independent Director. Mr. Bookmyer will become the Past Chairman of the Board, a new role that was created by the Board to be effective April 1, 2021. Both the Lead Independent Director and Past Chairman are ex-officio members of every Board committee of which they are not currently members.

The Board believes that this leadership structure is appropriate given Mr. Hileman’s experience as CEO and his ability to provide strategic and operational leadership. The Board determined that leadership by our former CEO coupled with our strong Vice Chairman/Lead Independent Director and Past Chairman will allow us to grow and meet the expectations of our shareholders and appropriately balance between promoting our strategic development and preserving the Board’s management oversight function. As Lead Independent Director, Mr. Schiraldi is able to participate as a permanent member of the Board’s Executive Committee and to preside over executive sessions of the Board, which are attended by only non-management directors. In addition, Mr. Schiraldi is an active liaison between management and our non-management directors and regularly confers with individual non-management directors concerning recent developments affecting the Company. In his role as Lead Independent Director, Mr. Schiraldi performs the responsibilities of the Chairman in his absence. The Board also believes that its leadership structure has created an environment of open, efficient communication between the Board and management, enabling the Board to monitor and oversee those matters that may present significant risks to the Company and to maintain an active informed role in risk management.

Board Committees

The Board has five standing committees: Audit, Governance and Nominating, Compensation, Executive and Risk. The members of our standing committees as of the date of this proxy statement are named below:

Audit	Governance and Nominating	Compensation	Executive	Risk Committee
Samuel S. Strausbaugh#	Richard J. Schiraldi#	Marty E. Adams#	John L. Bookmyer#	Charles D. Niehaus#
Louis M. Altman	Marty E. Adams	Terri A. Bettinger	Marty E. Adams	Zahid Azfal
Mark A. Robison	Jean A. Hubbard	Lee Burdman	Donald P. Hileman	Terri A. Bettinger
Richard J. Schiraldi	Charles D. Niehaus	Jean A. Hubbard	Richard J. Schiraldi	Lee Burdman
			Gary M. Small	Donald P. Hileman
			Samuel S. Strausbaugh	Gary M. Small

#    - Chairperson

Audit Committee

Meetings held in 2020: 8

2020/2021 Committee Members

Members	Independent	Audit Committee Financial Expert
Samuel S. Strausbaugh (Chair)	✓	✓
Louis M. Altman	✓
Mark A. Robison	✓	✓
Richard J. Schiraldi	✓	✓
John L. Bookmyer*	✓

*Will join the committee effective April 1, 2021.

The Audit Committee is responsible for: (i) the appointment of our independent registered public accounting firm; (ii) review of the external audit plan and the results of the auditing engagement; (iii) review of the internal audit plan and results of the internal audits; (iv) review of reports issued by our Compliance Officer; (v) review of the effectiveness of our system of internal control, including review of the process used by management to evaluate the effectiveness of the system of internal control; and (vi) oversight of our accounting and financial reporting practices. The Audit Committee has adopted a written charter setting forth these responsibilities, a copy of which is posted on our website at http://www.premierfincorp.com under the link “Governance Documents.” The Board has determined that Mark A. Roberson, Richard J. Schiraldi and Samuel S. Strausbaugh each have the attributes listed in the definition of “audit committee financial expert” set forth in Item 407(d)(5)(ii) of Regulation S-K and in the NASDAQ listing requirements. All of the Audit Committee members are considered “independent” for purposes of NASDAQ listing requirements and meet the NASDAQ standards for financial sophistication.

Governance and Nominating Committee

Meetings held in 2020: 3

2020/2021 Committee Members

Members	Independent
Richard J. Schiraldi (Chair)	✓
Marty E. Adams	✓
Jean A. Hubbard	✓
Charles D. Niehaus	✓

The Governance and Nominating Committee was established by the Board to ensure that the Board is appropriately constituted and conducts its affairs in a manner that will best serve the Company’s interests and those of our shareholders. Specific duties of the Committee include administering our conflict of interest policy/code of ethics, monitoring the Board’s continuing education and self-assessment process, nominating directors to the Board, and conducting an annual assessment of the Board as a whole, including an assessment of Board composition and committee assignments. The Governance and Nominating Committee develops, with management, the materials discussed and presented at the board strategic planning meeting. The Governance and Nominating Committee maintains a robust process for succession planning for the CEO as well as for other executive-level positions. The Governance and Nominating Committee maintains both an emergency plan and a long-range succession plan. The plans are reviewed at least annually by the Governance and Nominating Committee. The Governance and Nominating Committee has adopted a written charter setting forth its responsibilities, a copy of which is posted on our website at http://www.premierfincorp.com under the link “Governance Documents.”

Pursuant to the Merger Agreement, at the effective time of the Merger, Premier’s Code of Regulations was amended and restated to provide that the Board would consist of 13 directors: (i) Mr. Hileman, Mr. Bookmyer and five other persons who served as directors of Premier or Premier Bank immediately prior to the effective time of the Merger Agreement (the “Premier related directors”) and (ii) Mr. Small, Mr. Schiraldi, and four other persons who served as directors of UCFC or Home Savings Bank immediately prior to the effective time of the Merger Agreement (the “UCFC related directors”). If, prior to the second anniversary of the “succession date” (as defined in the Code of Regulations), which has been set as April 1, 2021, any of the initial Class I, II or III directors ceases to serve as a director for any reason or does not stand for reelection, the vacancy will be filled by the Board with an individual selected by the UCFC related directors (if such director was a UCFC related director) or the Premier related directors (if such director was a Premier related director) in good faith in a manner intended to preserve the principles of representation in the Code of Regulations, provided that such individual is reasonably agreeable to the Governance and Nominating Committee in accordance with the good faith execution of its duties.

The Governance and Nominating Committee believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements, having business experience, and exhibiting high moral character. Although the Committee does not have a formal diversity policy in place, the Committee seeks to promote a diverse set of viewpoints and business experience in the Board’s membership. The Committee retains the right to modify these minimum qualifications from time to time as circumstances dictate. The Committee has a general process for choosing nominees, which process considers both incumbent directors and new candidates. In evaluating an incumbent director whose term of office is set to expire, the Committee reviews such director’s overall service to us during his or her term, including attendance at meetings, participation and quality of performance. If the Committee chooses to evaluate new director candidates, the Committee uses its network of contacts to compile a list of potential candidates. Then, the Committee determines whether such candidates are independent, which determination is based upon applicable securities laws. Finally, the Committee meets to discuss and consider all candidates’ qualifications and then chooses those candidates who will be proposed as director nominees to the full Board. The Governance and Nominating Committee considers the following criteria in proposing director nominees to the full Board: (1) independence; (2) high personal and professional ethics and integrity; (3) ability to devote sufficient time to fulfilling duties as a director; (4) impact on diversity of the Board, including skills and other factors relevant to our business; and (5) overall experience in business, education, and other factors relevant to our business.

Our shareholders may also make nominations for candidates for director to the Governance and Nominating Committee, provided that notice of such nomination is given in writing to our Secretary not less than 60 days prior to the anniversary date of the immediately preceding annual meeting of shareholders. The notice must set forth the name, age, business address and residence address (if available) of the nominee and the number of shares that are beneficially owned by the nominee. Also, the shareholder making the nomination must promptly provide any other information reasonably requested by the Governance and Nominating Committee. This Committee does not alter the manner in which it evaluates candidates, including the minimum criteria set forth above, when evaluating a candidate who was recommended by a shareholder. No director nominations were received from shareholders for the election of directors at the Annual Meeting.

Compensation Committee

Meetings held in 2020: 5

2020/2021 Committee Members

Members	Independent
Marty E. Adams (Chair)	✓
Terri A. Bettinger	✓
Lee Burdman	✓
Jean A. Hubbard	✓
John L. Bookmyer	✓

*Will join the committee effective April 1, 2021.

The Compensation Committee is responsible for overseeing our compensation programs, including base salaries, long-term incentive compensation, equity-based compensation, perquisites and benefit plans. The Committee also administers the process for evaluating our Chief Executive Officer and recommends to the Board the compensation for directors (including committee member and committee chair’s fees, equity-based awards and other similar items, as appropriate). The Committee regularly uses the services of an independent executive compensation consulting firm to fulfill its responsibilities for evaluating and establishing the compensation program for the Company’s executive officers. In 2020, the Committee engaged Pearl Meyer & Partners, LLC (“Pearl Meyer”) to review and analyze our executive compensation program, including salaries for our directors, CEO, CFO and other key executives, to provide a study of comparative compensation data derived from the Company’s peer group and to advise the Committee on developing governance trends among such peer group. Pearl Meyer reports directly to the Compensation Committee and serves at the discretion of the Committee, although the CEO has consulted directly with Pearl Meyer regarding the compensation of executives among our peer group in recommending 2020 salaries for our remaining executive officers. The Committee has the sole authority to appoint, compensate and oversee Pearl Meyer, including responsibility for evaluating Pearl Meyer’s independence and establishing its fees and retention terms. In retaining Pearl Meyer for fiscal year 2020, the Committee assessed Pearl Meyer’s independence pursuant to the applicable rules of the Securities and Exchange Commission and determined that Pearl Meyer’s services for the Compensation Committee did not raise any conflict of interest. In addition, Pearl Meyer did not provide any additional services to the Company other than the services to the Compensation Committee in fiscal year 2020. Further description of the Compensation Committee’s responsibilities and the role of Pearl Meyer in determining executive compensation is set forth under “Compensation Discussion and Analysis” below. The Compensation Committee has adopted a written charter setting forth its responsibilities, a copy of which is posted at http://www.premierfincorp.com under the link “Governance Documents.” All of the Compensation Committee members are considered “independent” for purposes of NASDAQ listing requirements.

Executive Committee

Meetings held in 2020: 1

2020 Committee Members

Members	Independent
John L. Bookmyer (Chair)	✓
Marty E. Adams	✓
Donald P. Hileman
Richard J. Schiraldi	✓
Gary M. Small
Samuel S. Strausbaugh	✓

2021 Committee Members

Members	Independent
John L. Bookmyer*	✓
Marty E. Adams	✓
Donald P. Hileman (Chair)*
Richard J. Schiraldi	✓
Gary M. Small
Samuel S. Strausbaugh	✓

*Titles effective April 1, 2021.

The Executive Committee generally has the power and authority to act on behalf of the Board between scheduled meetings unless specific Board action is required or unless otherwise restricted by our Articles of Incorporation or Code of Regulations or by action of the Board. As Chairman of the

Board, Mr. Bookmyer served as Chairman of the Executive Committee in 2020 and will continue in this capacity through March 31, 2021. Mr. Hileman will serve as the Chairman of the Executive Committee beginning April 1, 2021.

Risk Committee

Meetings held in 2020: 5

2020/2021 Committee Members

Members	Independent
Charles D. Niehaus (Chair)	✓
Zahid Azfal	✓
Terri A. Bettinger	✓
Lee Burdman	✓
Donald P. Hileman
Gary M. Small

The Risk Committee was established by the Board of Directors to assist the Board in fulfilling its oversight responsibilities with regard to the risk appetite of the Company and the risk management and compliance framework and the governance structure that support the Company. The Risk Committee has adopted a written charter setting forth these responsibilities, a copy of which is posted on the Company’s website at http://www.premierfincorp.com under the link “Governance Documents.”

Compensation Committee Interlocks and Insider Participation

Mr. Adams, Ms. Bettinger, Mr. Burdman, Ms. Hubbard, Mr. Schiraldi (ex officio) and Mr. Bookmyer (ex officio) served on the Compensation Committee during 2020. There were no Compensation Committee interlocks or insider (employee) participation during 2020.

Board and Board Committee Meetings

Our Board holds regular meetings each quarter. Premier Bank’s Board of Directors meets twice each quarter. Special meetings of the Boards are held from time to time as needed. There were 15 meetings of the Board of Directors of Premier and 14 meetings of the Board of Directors of Premier Bank held during 2020. All of our directors attended at least 75% of the total number of meetings of the Board of Directors of Premier or Premier Bank, as applicable, and meetings held by all committees of the Board on which the director served during 2020.

Neither the Board nor the Corporate Governance Committee has implemented a formal policy regarding director attendance at our annual shareholder meetings. In 2020, all of our then incumbent directors attended the annual meeting.

Non-management directors met 2 times in executive session in 2020.

Director Compensation

The table below provides information concerning our director compensation for the fiscal year ended December 31, 2020. Employee directors are not paid for Board service. Each non-employee director received an annual retainer of $70,000 in 2020, except that the non-employee Chairman received a retainer of $105,000 and the non-employee Vice Chairman received a retainer of $80,000. The Company pays directors $35,000 of the annual retainer in Premier shares and the remainder in cash, other than the non-employee Chairman who received $52,500 in Premier shares. The Company uses a 20-day average stock price when calculating the number of shares to be issued. Committee chairs received an additional annual retainer as follows: (1) Audit Committee – $10,000; (2) Compensation Committee – $5,000; (3) Risk Committee – $5,000; and (4) Governance and Nominating Committee – $5,000. Other Committee members received additional retainers as follows: (1) Audit Committee - $5,000; (2) Compensation Committee - $2,500; (3) Risk Committee - $2,500; and (4) Governance and Nominating Committee - $2,500. Mr. Altman, Mr. Afzal, Ms. Bettinger and Ms. Hubbard also served as members of the Trust Committee of Premier Bank and received additional retainers of $1,250 each with Ms. Hubbard receiving an additional $1,250 as chair. Mr. Robison, Mr. Altman and Mr. Niehaus were also directors of First Insurance Group of the Midwest, Inc., and they received an additional retainer of $1,250 each with Mr. Robison receiving an additional $1,250 as chair.

Our directors may defer their retainer and/or meeting fees payable to them under the First Defiance Financial Corp. Deferred Compensation Plan (the “First Defiance Deferred Compensation Plan”). The returns on the amounts deferred are dependent on the investment elections made by the director. The directors’ choices include a number of mutual funds and an account of our common shares. Returns under the plan are calculated to mirror these elections. Because these earnings are denominated in our shares or mutual fund equivalents, such earnings are not considered to be preferential or above market and are not reported in the table below. Also, no director received perquisites or personal benefits with an aggregate value exceeding $10,000.

The Board has set ownership guidelines for the Board and executive management. The guideline for each Board member is ownership equal to a value of 5 times the annual retainer of $35,000 in shares of Premier. The Company allows for the payment of directors fees in either cash or stock at the election of the individual director.    The Board prohibits directors from engaging in transactions that could reduce the extent to which their investment in Premier’s shares is aligned with the interests of shareholders. As a result, our Corporate Governance Guidelines prohibit directors from entering into speculative transactions involving our shares, including any hedging, short sales, puts, calls, swaps, forward contracts, or other derivative securities.

2020 Director Compensation

Director	Fees Earned or Paid in Cash ($)(a)	Stock Awards ($)(b)	Total ($)
Adams, Marty E.**	$33,150	$28,750	$61,900
Afzal, Zahid**	$41,250	$35,000	$76,250
Altman, Louis M.**	$34,625	$28,750	$63,375
Beach, Robert E.*	$1,750	$0	$1,750
Bettinger, Terri A.	$41,250	$35,000	$76,250
Bookmyer, John L.	$52,500	$52,500	$105,000
Burdman, Lee**	$30,275	$28,750	$59,025
Burgei, Douglas A.*	$3,750	$0	$3,750
Herman, Thomas A.*	$3,250	$0	$3,250
Hubbard, Jean A.	$42,500	$35,000	$77,500
Mitzel, Barbara A.*	$3,250	$0	$3,250
Niehaus, Charles D.	$43,750	$35,000	$78,750
Reineke, Thomas A.*	$3,542	$0	$3,542
Robison, Mark A.	$42,500	$35,000	$77,500
Schiraldi, Richard J. **	$41,825	$25,000	$66,825
Strausbaugh, Samuel S.	$45,000	$35,000	$80,000

*This director retired effective January 31, 2020 upon completion of the Merger, and his/her fees reflect only one month of service.

**These directors joined Premier upon the closing of the Merger on January 31, 2020, so they did not receive fees for January 2020.

(a)	Mr. Niehaus elected to have $18,833 of the fees reported in this column paid in 1,148 PFC shares instead of cash.

(b)

During 2020, each non-employee director who was a director as of March 1, 2020, was granted an award of restricted shares on such date. The amounts reported for such awards in this column represent the aggregate grant date fair value of the shares granted to each non-employee computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718 (“FASB ASC Topic 718”) using the closing price of the PFC common stock on the award date.

Communication with Directors

The Board has adopted a process by which shareholders may communicate with the directors. Any shareholder wishing to do so may write to the Board at our principal business address – 601 Clinton St., Defiance, Ohio 43512. Any shareholder communication so addressed will be delivered unopened to the director or a member of the group of directors to whom it is addressed, or to the Chairman if addressed to the Board.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines as a framework to assist the Board in exercising its responsibilities. These Guidelines address expectations of the Board in performing its duties and reflect its ongoing efforts to enhance its effectiveness and corporate governance. These

Guidelines will be periodically reviewed and modified as deemed appropriate by the Board. The Guidelines can be found on the Company’s website at http://www.premierfincorp.com under the link “Governance Documents.”

Board’s Role in Strategic Planning

Our Board has the legal responsibility for overseeing our affairs and, thus, an obligation to keep informed about our business and strategies. This involvement enables the Board to provide guidance to management in formulating and developing plans and to exercise independently its decision-making authority on matters of importance to us. Acting as a full Board and through its standing committees, the Board is fully involved in our strategic planning process.

Each year, typically in September, senior management and the Board hold an extended meeting to focus on corporate strategy. This session involves presentations from management and input from the directors regarding the assumptions, priorities and strategies that will form the basis for management’s operating plan and strategy for the coming year. At subsequent meetings, the Board continues to review our progress against the strategic plan and to exercise oversight and decision-making authority regarding strategic areas of importance and revise the strategic plan as necessary. The role the Board plays is inextricably linked to the development and review of our strategic plan. Through these procedures, the Board, consistent with good corporate governance practices, encourages our long-term success by exercising sound and independent business judgment on the strategic issues that are important to our business.

Board’s Role in Risk Oversight

The Board’s function of overseeing risk is handled primarily by the Risk Committee. The Chief Risk Officer works with management as well as internal and external auditors to determine and evaluate significant risks that we may be taking and communicates those findings directly to the Risk Committee. The Risk Committee provides oversight related to identifying, quantifying, minimizing and managing our risks. The Risk Committee believes that by involving both management and auditors in this important process, it is best able to perform its oversight function. Premier Bank also has a standing Enterprise Risk Management Committee, Compliance Committee, Information Technology Steering Committee, Special Assets Committee, and Information Security, CRA & Fair Lending Committee that meet regularly to provide governance structure and input into our Risk Management Process. The minutes and findings of these committees are presented to the Risk Committee.

EXECUTIVE OFFICERS

The following table sets forth the name of each current executive officer, other than Mr. Hileman and Mr. Small, whose information is set forth above, and the principal position and offices he or she holds with Premier or Premier Bank.

Name	Information about Executive Officer
Sharon L. Davis

Executive Vice President, Chief Human Resources Officer. Prior to her current role, Ms. Davis was Director of Human Resources of Premier and Premier Bank from November 2015 to January 2020. Prior to joining Premier, Ms. Davis was Senior Vice President and Human Resources Director at First Community Bank from October 2007 to November 2015. Prior to that, she served as an Assistant Vice President, Senior Human Resources Business Partner for BBVA Compass. Ms. Davis is 39.

Matthew T. Garrity

Executive Vice President, Chief Lending Officer. Prior to his current role, Mr. Garrity served on the Home Savings Bank Board from February 2018 through January 2020, and was Executive Vice President, Commercial Lending and Credit Administration of Home Savings Bank from June 2013 to January 2020. Prior to that time, Mr. Garrity served as Senior Vice President and Chief Credit Officer of Home Savings Bank from June 2009 until June 2013. Mr. Garrity served as Senior Vice President – National City Capital Markets Investment Banking in Cleveland, Ohio from 2008 until he joined Home Savings. Prior to that, Mr. Garrity served as National City Corporation’s Deputy Chief Credit Officer – Northern Ohio Credit Administration in Cleveland, Ohio from 2007 until 2008, and Senior Vice President/Senior Portfolio Manager in Cleveland, Ohio from 2005 until 2007. Mr. Garrity is 54.

Shannon M. Kuhl

Executive Vice President, Chief Legal Officer. Ms. Kuhl joined Premier March 1, 2021. Prior to her current role, Ms. Kuhl was a member of Frost Brown Todd LLC, a law firm, from May 2019 through February 2021. Prior to that time, Ms. Kuhl was with First Financial Bank, Cincinnati, Ohio, where she served in various positions since 2006, including Chief Risk Officer from November 2017 until November 2018, Chief Legal Officer from October 2013 until April 2018, and Chief Compliance Officer from September 2016 until November 2017. Ms. Kuhl is 50.

Vince J. Liuzzi

Executive Vice President, Chief Banking Officer. Prior to his current role, Mr. Liuzzi was President of Premier Bank from March 2019 to January 2020. Prior to joining Premier Bank, Mr. Liuzzi served as Executive Vice President, Chief Banking Officer of DNB First, N.A., located in Philadelphia, Pennsylvania, from 2013 to May 23, 2018. Prior to his time at DNB First, he served as Executive Vice President, Region President of Philadelphia for Wells Fargo & Company from 2009 to 2013. Mr. Liuzzi is 54.

Name	Information about Executive Officer
Paul D. Nungester

Executive Vice President and Chief Financial Officer. Prior to his current role, Mr. Nungester was Executive Vice President, Director of Finance and Accounting from July 2018 to April 2019. Prior to joining Premier, Mr. Nungester was at Welltower Inc., a real estate investment trust, where he served in various positions since 2001: Senior Vice President and Controller from January 2012 to May 2018, including to transition his role from March 20, 2018 until May 15, 2018; Vice President and Controller from March 2006 to January 2012; and Controller from September 2002 to March 2006. Mr. Nungester is 47.

Dennis E. Rose, Jr.

Executive Vice President and Chief Operations Officer. Prior to his current role, Mr. Rose served as Director of Strategy Management from January 2017 to January 2020 and as Executive Vice President, Head of Business Banking from October 2013 to December 2016. He has served as Executive Vice President, Chief Operations Officer since 2001. Mr. Rose joined Premier Bank in 1996 and served as Corporate Controller until 2001. Mr. Rose is 52.

Tina M. Shaver

Executive Vice President, Chief Risk Officer. Ms. Shaver joined Premier in November 2020. Prior to her current role, Ms. Shaver served as Senior Director and Deputy Chief Compliance & Ethics Officer of Treliant, LLC in Washington D.C. where she provided consultative guidance to financial institutions on enterprise risk matters from September 2016 to October 2020. Prior to that, she served as Senior Vice President & Chief Compliance Officer of FirstMerit Bank, N.A. in Akron, OH from October 2004 to August 2016. Ms. Shaver is 53.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) provides a detailed description of our executive compensation philosophy and programs, the compensation decisions the Compensation Committee (the “Committee”) has made under those programs and the factors considered in making those decisions. This CD&A focuses on the compensation of our named executive officers (“Named Executive Officers”), as identified in the Summary Compensation Table below.

2020 Performance Summary

Our goal is to continue to be a high-performing community-focused financial institution, meeting or exceeding the 75th percentile of our peers in key financial measures. Compensation is a key component of attracting talent to our organization that will enable us to reach this goal.

The Merger closed on January 31, 2020 and created a $6.3 billion financial services company with branches and loan production offices located within a five state area. As of December 31, 2020, the Company had assets of $7.2 billion.

Although the Merger impacted the Company’s performance measurements for 2020, we continued to produce strong annual performance results on a core basis adjusted for merger-related provision and other costs. Highlights from fiscal 2020 include:

•	Eight consecutive years of record core diluted earnings per common share, an increase of 9% from 2019;
•	Strong organic growth in loans and deposits of 15% and 38%, respectively;
•	High return on average assets of 1.51% on a core basis and 0.96% on a GAAP basis; and
•	Solid asset quality with non-performing assets at 0.73% for year-end and net charge-offs for the year at 0.05%.

For the three-year period ending December 31, 2020, our cumulative growth in core earnings per share was 56%. Our performance was driven by a strong three-year average core return on assets of 1.52%, and our successful execution of our organic and acquisition growth strategies. By emphasizing growth opportunities in our metro markets, our three-year compounded growth in total assets was 34% with organic growth of 18%. Due to the impact of the market downturn in response to the COVID-19 pandemic in 2020, three-year total shareholder returns were generally negative for financial institutions. However, Premier shares posted a total return to shareholders of -2.70%, which compares favorably to a total return of -7.77% for our peer group set forth below.

Compensation Philosophy and Objectives

The Board believes the most effective executive compensation program is one that rewards the achievement of specific annual, long-term and strategic goals that are established in conjunction with strategic planning initiatives and the long-term objective of maximizing shareholder value. Consistent with that philosophy, our executive compensation packages include both cash and stock-based compensation that reward performance as measured against predetermined goals. The Committee evaluates our executive compensation program to ensure that it is sufficiently competitive to enable us to attract and retain qualified employees in key positions. Total compensation commensurate with a range around median compensation paid to similarly situated executives of peer companies, both overall and by component is generally what the Committee considers competitive. The Committee considers multiple factors such as experience, leadership ability, and breath of responsibility in determining the process of adjusting compensation on an individual basis.

The Board encourages ownership of PFC shares by executive management in order to align with shareholders, which is why a significant part of each Named Executive Officer’s compensation package is paid in equity, particularly associated with the Long Term Incentive Plan. The Board prohibits executive officers from engaging in transactions that could reduce the extent to which their investment in Premier’s shares is aligned with the interests of shareholders. As a result, Premier’s insider trading policy prohibits executive officers from entering into speculative transactions involving our shares, including any hedging, short sales, puts, calls, swaps, forward contracts, or other derivative securities. The Committee also has established share ownership guidelines for executives as follows:

CEO and President	3 times base salary
CFO	2 times base salary
All other executive officers	1.5 times base salary

Advisory Vote on Executive Compensation

At our 2020 annual meeting, our shareholders approved holding annual votes on our executive compensation. The feedback provided by our shareholders through this advisory vote, in addition to investor feedback we receive through the Company’s shareholder engagement throughout the year, provides invaluable information to the Board and the Committee. Because of the value that we place on investor feedback, the Company strives to maintain open communication with its shareholders, including through participation at investor conferences. In 2020, executive management participated in several key virtual investor conferences throughout the year, including the Piper Sandler East Coast Financial Services Conference, the KBW Winter Financial Services Symposium, the KBW Annual Community Bank Investor Conference and the Raymond James U.S. Bank Conference. During these various conferences and communications with investors, no concerns regarding our executive compensation philosophy or programs were raised. Further, at our 2020 annual meeting, our shareholders approved our executive compensation with more than 97% of the votes cast in favor, indicating that shareholders are strongly supportive of our executive compensation program. Even though the resolution to approve Premier’s executive compensation is not binding, the Committee considered this overwhelming shareholder support for our existing executive compensation program and, as a result, the Committee made no significant changes to executive compensation during 2020 (other than Merger related changes, as described in this CD&A). The Committee will continue to monitor shareholder approval levels going forward.

Roles of the Committee and Chief Executive Officer in Compensation Decisions

The Committee makes all compensation decisions for the Company’s executive officers and Section 16 officers. The CEO and/or the President makes compensation recommendations to the Committee for all Named Executive Officers and Section 16 officers other than themselves.

2020 Executive Compensation Components

For the fiscal year ended December 31, 2020, the principal components of compensation for our Named Executive Officers were:

•	Base salary;

•	Short-term cash incentive compensation;

•	Long-term equity incentive compensation;

•	Retirement benefits; and

•	Perquisites and other personal benefits.

In February 2020, the Committee engaged an independent compensation consultant, Pearl Meyer, to perform an analysis of compensation for our directors, CEO, President, CFO and other key executives. The Committee believed that this analysis was important following the Merger as it wanted to ensure it was maintaining competitive salaries in light of the Company nearly doubling in asset size. In conducting this analysis, Pearl Meyer independently developed competitive data for base salaries, short-term incentives, total cash compensation (sum of salary and cash bonus), long-term incentives, equity compensation and total direct compensation (sum of cash compensation and long-term incentives) from: (1) proxies and Securities and Exchange Commission (“SEC”) filings of select peer banks ranging in asset size from $9.7 billion to $4.4 billion, with a median asset size of $5.4 billion, (2) Pearl Meyer 2019 National Banking Compensation Survey, (3) American Bankers Association 2019 Compensation and Benefits Survey, (4) other industry surveys, and (5) the consulting experience of Pearl Meyer. The work also included an analysis of the structure of Premier’s pay program relative to typical market practices for base pay, short term incentive and long term incentive compensation. The data indicated that Premier’s approach to incentive compensation measures reflects that of other financial institutions surveyed. Our short term and long term incentive plans cap awards at 150% of the target opportunity, which is consistent with a majority of the regional, high performing and other banks surveyed.

In 2020, the Committee and management agreed with the peer group recommended by Pearl Meyer to evaluate the appropriateness of the compensation package for each of our officers, including the Named Executive Officers, Section 16 and other executives, and to evaluate the relative performance measures for the long-term incentive compensation payable under the Premier Financial Corp. and Affiliates Incentive Compensation Plan (the “Incentive Compensation Plan”). The peer group utilized for setting 2020 compensation was:

• First Busey Corporation., Chicago, ILL	• Great Southern Bancorp, Inc., MO
• Park National Corporation., Newark, OH	• City Holding Company., WV
• First Commonwealth Financial Corporation., PA	• Lakeland Financial Corporation., IN
• S & T Bancorp, Inc., PA	• MidWestOne Financial Group, Inc. IA
• Enterprise Financial Services Corp.., MO	• Peoples Bancorp Inc., OH
• 1st Source Corporation., IN	• German American Bancorp, Inc., IN
• Midland States Bancorp, Inc., IL	• Republic Bancorp, Inc., KY
• Univest Financial Corporation., PA	• Horizon Bancorp, Inc., IN
• QCR Holdings, Inc., IL

Base Salary

We provide our Named Executive Officers and other employees with a base salary to compensate them for services rendered during the fiscal year. The base salary for each of the Named Executive Officers is generally determined at the beginning of the year.

Based upon Pearl Meyer’s aforementioned analysis of peer group compensation practices the Committee considered the CEO’s performance review, the 2019 performance of the Company, the successful completion of the Merger, and the cost of living increase in deciding to increase Mr. Hileman’s salary from $495,000 to $550,000, or 11.1%, for 2020.

Base salaries for Named Executive Officers other than the CEO and President are determined based upon recommendations made by the CEO. In making a recommendation for 2020 salaries, the CEO and President compared the base salary levels of the other Named Executive Officers with data from the peer group companies and compensation surveys described above as well as internal pay grades. The CEO and President also consulted with Pearl Meyer regarding median levels of the peer group. In light of these considerations, Mr. Hileman and Mr. Small recommended salary increases for 2020 for the other Named Executive Officers ranging from 8% to 13% as compared to the salary such executive was receiving on January 31, 2020. The salary ranges considered the size of the organization post-Merger and the substantial impact on the size and complexity of the Company. After evaluating a number of factors, including performance evaluations, the individual executive’s skills, competencies and experience, and the importance of the executive’s role to the Company, the Committee approved the recommendations, all of which were effective February 1, 2020. In addition, for the same reasons noted above, the Committee approved an increase to Mr. Small’s salary of 4.2% to be effective February 1, 2020.

Performance-Based Incentive Compensation

The Board believes that a significant amount of executive compensation should be performance-based because it aligns with shareholder interests, enables attraction and retention of executive talent, balances risk with rewards and supports the long-term performance goals of the Company. Therefore, under the Incentive Compensation Plan, we have created opportunities for certain employees to earn short-term and long-term incentive compensation in the form of cash and equity in the Company based on the level of achievement of performance goals that the Committee establishes each year. In general, for each incentive award, the Committee establishes a threshold, target and maximum payout based upon the level of achievement of respective performance goals. If the threshold performance level is not achieved, the payout percentage for that component of the award is zero. If the performance level for a component is between threshold and target or between the target and maximum, the payout percentage is prorated based upon linear interpolation.

After consultation with Pearl Meyer and consideration of market analysis, the Committee granted awards for 2020 under the Incentive Compensation Plan to allow selected participants to earn a specified percentage of base salary upon attainment of incentive targets established by the Committee for 2020. With respect to our Named Executive Officers, incentive awards included a short-term award payable in cash that is based on the Company’s 2020 performance, and long-term equity incentive award that is based on the Company’s performance for the three–year period from 2020 to 2022. Both short-term and long-term awards can payout between 0% and 150% of the target opportunity. Specific payout amounts and performance criteria for these incentive awards are discussed below.

2020 Short-Term Incentive Compensation. As authorized under the Incentive Compensation Plan, the Company may grant short-term incentive compensation to key officers, including the Named Executive Officers. At the end of the performance period, these short-term incentive compensation awards are payable in cash based upon the level of achievement with respect to the specified annual performance goals. The goals for each Named Executive Officer are established in conjunction with the Board’s and management’s expectations for the year and weighted for each officer based on the officer’s role within the Company.

For 2020, the performance goals for the short-term incentive compensation award for the NEOs included three common corporate goals and individual goals. The corporate goals were: Core Net Income, which would exclude the merger-related provision and other costs; Average Loan Growth, excluding loans held for sale; and Average Deposit Growth, excluding brokered deposits. The Committee believes that Core Net Income measures the Company’s profitability consistent with shareholder interests, while Average Loan Growth and Average Deposit Growth reflect the organic expansion of our business. The components are weighted, Net Income 50%, Loan Growth 25% and Deposit Growth 25%.

The Committee reviewed various information when evaluating the Company’s actual results against the set goals of the short-term incentive, including information regarding: the Company’s early adoption of CECL, the effects of the Paycheck Protection Program, the Company’s credit quality, the overall operating environment that was significantly impacted by the COVID-19 pandemic, completion of the Merger and completion of the Bank’s systems conversion. The Committee also discussed the Company’s quality of earnings and the impact management actions had on the outcome for 2020. Additional consideration was given to the overall execution by management of the operating plan against the approved 2020 budget. As a result, the Committee made an adjustment to for Merger expenses in excess of budget in the amount of $2.5 million after-tax ($3.1 million pre-tax), which had the effect of lowering the Core Net Income component from 130% to 104%, with the Average Loan Growth and Average Deposit Growth remaining the same at 142% and 150%, respectively. This resulted in a blended payout of 125% for the corporate components. The adjustment was considered appropriate since the overall level of Merger costs for 2020 came in higher than anticipated primarily based on management decisions during the year. The related payout percentages of the bonus potential for the common corporate goals are described below:

Award Component	Threshold (50% Payout)	Target (100% Payout)	Maximum (150% Payout)	Actual Performance	Adjusted Payout Percentage
Core Net Income (1)	$91,647,581	$96,471,138	$101,294,695	$96,885,326	104.29%
Average Loan Growth (2)	3.62%	7.23%	10.85%	10.26%	141.83%
Average Deposit Growth(3)	3.06%	6.11%	9.17%	16.29%	150.00%

(1)  Core net income excludes the impacts of the accounting for budgeted merger-related provision and other costs. Actual attained level was reduced for merger costs in excess of budget.

(2)  Average loan growth represents growth in average balances excluding loans held for sale compared to 2019 on a combined company pro forma basis.

(3)  Average deposit growth represents growth in average balances excluding brokered deposits compared to 2019 on a combined company pro forma basis.

In addition, for 2020, the performance goals for Mr. Nungester, Mr. Liuzzi, Mr. Garrity and Mr. Nohra included an individual performance goal component based on their respective roles and responsibilities. The CEO and the President both had their entire short-term incentive payout based on corporate performance, with no individual performance component. The criteria for determining each participant’s individual component award was based on his performance against specific business objectives and initiatives falling under his direct responsibility over the course of the year. The final individual component payouts for 2020 were 120%, 115%, 125% and 100% for Mr. Nungester, Mr. Liuzzi, Mr. Garrity and Mr. Nohra, respectively.

The relative weighting of the goals for each Named Executive Officer is described below:

Award Formula Component	Donald P. Hileman	Paul D. Nungester	Gary M. Small	Vince J. Liuzzi	Matthew T. Garrity	Jude J. Nohra
			Component Weighting
Core Net Income	50.00%	37.50%	50.00%	35.00%	35.00%	37.50%
Average Loan Growth	25.00%	18.75%	25.00%	17.50%	17.50%	18.75%
Average Deposit Growth	25.00%	18.75%	25.00%	17.50%	17.50%	18.75%
Individual Assigned Goals	0.00%	25.00%	0.00%	30.00%	30.00%	25.00%
Total	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%

In 2020, the Named Executive Officers exceeded the Threshold level of performance in all award components of performance. The Committee reviewed the components and earned payouts and certified the cash payouts at the adjusted level for the short-term incentive compensation. The short-term incentive payouts for the Named Executive Officers ranged between 35% and 62% of base salary.

The 2020 target short-term incentive compensation component and actual bonus payout as approved by the Committee for the Named Executive Officers and Mr. Garrity is set forth below:

Executive Officer	2020 Target Bonus Potential and Awards
	(% of Base Salary)	Target	Actual Payout
Donald P. Hileman	50%	$275,000	$343,750
Paul D. Nungester	35%	$110,250	$136,434
Gary M. Small	50%	$250,000	$312,000
Vince J. Liuzzi	40%	$130,000	$158,000
Matthew T. Garrity	40%	$130,000	$162,500
Jude J. Nohra	35%	$101,500	$120,531

2020 Long-Term Incentive Compensation. In addition to the short-term incentive compensation awards, the Committee may also grant long-term incentive compensation awards under the Incentive Compensation Plan. These long-term awards are intended to reward certain executives whose participation and target award opportunities are approved by the Committee, for increasing the value of the Company through sustained future growth and profitability. Executive incentive awards for each year are generally based upon the actual performance of the Company for the 36 months ending December 31 compared to the actual performance of a peer group during the same 36 month period. At the beginning of a three-year performance period, awards are made in performance stock units (“PSUs”). These PSUs are issued under our 2018 Equity Plan. At the end of such three-year performance period, Premier’s performance is evaluated and each whole or fractional PSU entitles the executive to receive one PFC common share for each earned PSU. The actual award that will vest and be payable at the end of the performance period is determined at the end of the performance period based on the level of achievement of the performance goals and the amount of the executive’s average base salary over the performance period. In addition to issuance of common shares to the executive upon certification of performance by the Committee, the executive receives all dividends on the common shares underlying the PSU’s, if any, paid prior to the certification date, whether in cash or in the form of additional Company common shares.

In the first quarter of 2020, the Committee established long-term incentive compensation awards for certain executives, including the Named Executive Officers, with a three-year performance period ending December 31, 2022. With respect to these awards, we entered into a Performance Share Units Award Agreement (each a “PSU Award”) with each of the Named Executive Officers. Pursuant to these PSU Awards, each executive was awarded an amount of PSUs equal to an anticipated payout. The number of PSUs granted was calculated by taking the maximum incentive payout dollar value for each executive and dividing it by the Company’s average stock price for the 20 trading days prior to the approval of PSUs by the Committee, which was $26.48. Under each of these PSU Awards, if the executive’s employment terminates for any reason (except for certain circumstances as described in the PSU Award that has special vesting schedules for death, disability, retirement and change in control) prior to the end of the applicable performance period, the officer forfeits all of the PSUs subject to the target award for that and any subsequent performance period.

All determination of performance goals achieved, the adjustment attributed to changes in average base salary, the actual award earned, and all other matters are made by the Committee in its sole discretion.

The 2020-2022 long-term incentive compensation award target for each of the Named Executive Officers and Mr. Garrity, is set forth below:

Executive Officer	Bonus Potential Dollar Amount(1)
	(% of Base Salary)	Threshold	Target	Maximum
Donald P. Hileman	40%	$110,024	$220,022	$330,020
Paul D. Nungester	35%	$55,131	$110,263	$165,394
Gary M. Small	40%	$100,015	$200,003	$300,018
Vince J. Liuzzi	35%	$56,879	$113,758	$170,637
Matthew T. Garrity	35%	$56,879	$113,758	$170,637
Jude J. Nohra	35%	$50,762	$101,524	$152,260

(1)

The amount of the Threshold award is based on the number of shares determined by multiplying the base salary by 50% of the target percentage of base salary divided by the average stock price for the 20 trading days prior to the approval date ($26.48). The amount of the Target award potential is based on the number of shares determined by multiplying the base salary by the target percentage of base salary divided by the average stock price for the 20 trading days prior to the approval date ($26.48). The amount of the Maximum award is based on the number of shares determined by multiplying the base salary by 150% of the target percentage of base salary divided by the average stock price for the 20 trading days prior to the approval date ($26.48). The actual award will be adjusted as a result of the amount of the executive’s average base salary over the performance period.

The awards granted in 2020 utilize the same peer group established by the Committee as set forth above under the heading “2020 Executive Compensation Components.” The applicable performance criteria and weighting for the 2020-2022 performance period are as described below:

Award Formula Component	Threshold (25% Payout)	Target (100% Payout)	Maximum (150% Payout)
3 yr Average Core Return on Average Assets (50% weighting)	25th Percentile	50th Percentile	75th Percentile
3 yr Total Shareholder Return (50% weighting)	25th Percentile	50th Percentile	75th Percentile

Merger Related Impacts

In connection with the Merger, Premier entered into a new employment agreement with Mr. Hileman, effective as of the closing date of the Merger, January 31, 2020. The Board considered retention of Mr. Hileman a key priority to ensure a smooth transition through and beyond the close of the Merger and conversion of the Bank’s systems. The new agreement sets forth the terms of Mr. Hileman’s continued service to Premier during a specified transition period following the Merger. In exchange for entering the new agreement and cancelling his prior agreement, Mr. Hileman received a special retention payment of $2.25 million that approximated the amount of the change-in-control severance payment under his prior agreement. Mr. Hileman would have been able terminate his employment upon the closing of the Merger and collect the full change-in-control severance payment. Given his age of 67, it would not have been unreasonable for Mr. Hileman to choose to retire at that time. The Board concluded that transforming the severance payment otherwise due into a retention payment for continuing service would best serve the interests of the Company and its shareholders. In recognition of the retention payment, the new agreement eliminates Mr. Hileman’s eligibility for future severance benefits in the event his employment is terminated other than limited insurance continuation benefits and acceleration of equity vesting.

Also in connection with the Merger, the Committee adopted amendments to outstanding equity award agreements that generally provided for accelerated vesting and settlement at the actual level of performance for the 2018 and 2019 portions of the awards, and at the target level of performance for the 2020 and 2021 portion of the awards. With respect to Mr. Hileman only, however, and in response to the say-on-pay response of our shareholders, Mr. Hileman’s outstanding equity awards were treated somewhat differently than other participants. The full vesting of his awards was specifically conditioned upon his continued service through the earlier of the date the Board appointed a successor CEO, or June 30, 2021. The Board announced in January of 2021 that, effective April 1, 2021, Mr. Small would transition to the role of CEO and Mr. Hileman would transition to Executive Chairman, which will trigger full vesting of Mr. Hileman’s award.

Clawback Policy

The Board has adopted an incentive compensation clawback policy providing for a three-year review period of the Company’s reported results to ensure that incentive compensation for all executive officers (including the Named Executive Officers) is based on accurate financial and operating data and the correct calculations of the attainment of performance goals. The policy allows the Company to recover incentive awards previously paid or awarded. A copy of this policy is posted on the Company’s website at http://www.premierfincorp.com under the link “Governance Documents.”

Retirement Benefits

All of our employees, including the Named Executive Officers, are eligible to participate in the Premier Financial Corp 401(k) Employee Savings Plan (the “Savings Plan”). The Savings Plan is a tax-qualified retirement savings plan pursuant to which all employees are able to contribute up to the limit prescribed by the Internal Revenue Service to the Savings Plan on a before-tax basis. We maintain a safe harbor plan that matches 100% of the first 3% of pay that is contributed to the Savings Plan plus 50% of the salary deferrals between 3% and 5% of compensation. All employee contributions to the Savings Plan are fully vested upon contribution, and our matching contribution is vested upon completion of a minimum service requirement.

In addition, the Named Executive Officers are eligible to participate in the First Defiance Deferred Compensation Plan, which allows deferral of up to 80% of their salary and up to 100% of short term incentive compensation. In addition to the elective deferrals, a group of senior officers including the Named Executive Officers, also are eligible to receive a restoration benefit under the First Defiance Deferred Compensation Plan which provides for matching contributions in excess of the Savings Plan caps. The matching contributions under the First Defiance Deferred Compensation Plan for fiscal year 2020 are included in the All Other Compensation column of the Summary Compensation Table and reported under “Company Deferred Compensation Plan Contribution” in footnote 3 to the Summary Compensation Table. Investment options within the First Defiance Deferred Compensation Plan reflect those in the Savings Plan and do not provide any guaranteed or enhanced investment returns. The First Defiance Deferred Compensation Plan is discussed in further detail below under the heading “Executive Compensation — Nonqualified Deferred Compensation”.

Perquisites and Other Personal Benefits

We provide our Named Executive Officers with perquisites and other personal benefits that the Committee believes are reasonable and consistent with our overall compensation program to better enable us to attract and retain executive talent. The Committee periodically reviews the levels of perquisites and other personal benefits.

In 2020, Mr. Liuzzi was provided a $600 monthly automobile allowance. Each Named Executive Officer is eligible, upon relocation, to receive reimbursement for certain reasonable expenses associated with the costs of such relocation. On a case by case basis, the Company considers reimbursement requests for country club and other social organization membership for its senior officers, including the Named Executive Officers, for certain business purposes. We also offer an Executive Group Life Post-Separation Plan, which provides death benefits equal to two times the executive’s base salary. Mr. Hileman participates in the Executive Group Life Post-Separation Plan. The plan is closed to new participants.

The Company pays the premiums for a life insurance policy and a supplemental disability insurance policy for Mr. Small. The life insurance policy provides an extra $1,000,000 death benefit to Mr. Small’s designated beneficiary if he dies between January 20, 2021 and January 19, 2022. The Company has no interest in the life insurance policy. In addition to the disability insurance benefit provided to all employees, the Company also pays the premium for a supplemental disability insurance policy that provides an additional disability benefit of $13,525 per month to Mr. Small after the first 90 days of such disability, continuing until age 67, for a disability beginning before he attains age 64, provided that he remains disabled through that date. This supplemental disability insurance policy also provides a death benefit of $40,575. The value of these perquisites is included in column (g) of the Summary Compensation Table.

Employment and Change in Control Agreements

We have employment or change of control agreements with certain key employees, including the Named Executive Officers. These agreements include provisions for severance payments upon a change of control and are designed to promote stability and continuity of senior management. Information regarding applicable payments under such agreements for the Named Executive Officers is provided under the heading “Executive Compensation – Potential Payments Upon Termination or Change in Control” below.

Section 162(m)

Section 162(m) of the Internal Revenue Code generally prohibits us from claiming a deduction on our federal income tax return for compensation in excess of $1,000,000 paid in a given fiscal year to certain current and former executive officers. While the Committee carefully considers the net cost and value to Premier of maintaining the deductibility of all compensation, it also desires the flexibility to reward Named Executive Officers and other key employees in a manner that enhances Premier’s ability to attract and retain individuals, as well as to create longer term value for shareholders. Thus, income tax deductibility is only one of several factors the Committee considers in making decisions regarding Premier’s compensation program.

The Board of Directors has not adopted a formal policy regarding tax deductibility of compensation paid to our executive officers. The Board of Directors may authorize compensation that might not be deductible, and may modify compensation that was initially intended to be exempt from Section 162(m), if it determines that such compensation decisions are in the best interests of the Company and its shareholders.

CEO Pay Ratio

We are required to disclose the median of the total compensation of the Company’s employees, excluding the Company’s CEO, for the last completed fiscal year, the annual total compensation of the Company’s CEO for the last completed fiscal year and the ratio between the foregoing compensation amounts. We identified the median employee by examining the 2020 total federal taxable compensation through December 31, 2020 for all individuals, excluding our CEO, who were employed by us on November 26 2020 (whether employed on a full-time, part-time, or seasonal basis). For such employees, we did not make any assumptions, adjustments, or estimates with respect to total federal taxable compensation, and we did not annualize the compensation for any full-time employees that were not employed by us for all of 2020. After identifying the median employee, we calculated annual total compensation for such employee using the same methodology we use for our Named Executive Officers as set forth in the Summary Compensation Table on page 32 of this Proxy Statement.

For fiscal year 2020, the annual total compensation of our CEO was $3,349,504, which includes a one-time, retention payment to the CEO of $2,250,000 in connection with the Merger (see “Merger Related Impacts” on page 29 of this Proxy Statement), and the annual total compensation for the median employee was $44,748, resulting in a ratio of 74.85:1.0. Without the retention payment, the annual total compensation of our CEO would have been $1,099,504 and the ratio would have been 24.57:1.0.

COMPENSATION COMMITTEE REPORT

Premier Financial Corp.’s Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and our annual report on Form 10-K.

Marty Adams, Chairman

Jean A. Hubbard

Lee Burdman

Terri A. Bettinger

March 8, 2021

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes the total compensation paid or earned by each of the Named Executive Officers for the fiscal years ended December 31, 2020, 2019 and 2018. The Named Executive Officers include those persons serving as our CEO and CFO during 2020 and our three other most highly compensated executive officers. Although Mr. Garrity is not a “Named Executive Officer” for 2020 under applicable SEC rules, we chose to include him in the Summary Compensation Table and the discussion regarding compensation for 2020 given his role and impact at our company. The titles for each executive officer below are as of December 31, 2020.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)

Name and Principal Position	Year	Salary ($)(3)	Bonus ($)	Stock Awards ($)(4)	Non-Equity Incentive Plan Compen- sation ($)(5)	All Other Compen- sation ($)(6)	Total ($)

Donald P. Hileman (1) Chief Executive Officer of Premier and Chief Executive Officer of Premier Bank; CEO of First Insurance Group of the Midwest, Inc.	2020 2019 2018	$534,135 495,000 472,500	$2,250,050 – –	$186,205 272,174 288,362	$343,750 301,214 241,755	$35,364 34,046 34,023	$3,349,504 1,102,434 1,034,640

Gary M. Small (1) President of Premier and Premier Bank	2020	$442,308	$50	$169,270	$312,500	$50,380	$974,508

Paul D. Nungester Executive Vice President & Chief Financial Officer of Premier and Premier Bank	2020 2019	$310,742 270,000	$50 –	$93,315 115,461	$136,434 127,788	$13,389 13,277	$553,930 526,526

Vince J. Liuzzi Executive Vice President & Chief Banking Officer	2020	$316,346	$50	$96,273	$158,600	$43,964	$615,233

Matthew T. Garrity Chief Lending Officer	2020	$287,500	$50	$96,273	$162,500	$19,767	$566,090

Jude J. Nohra (2) Former Executive Vice President, Chief Legal Officer and Corporate Secretary	2020	$256,539	$50	$85,905	$120,531	$509,657	$972,682

(1)

As previously announced, effective April 1, 2021, Mr. Hileman will become the Executive Chairman of Premier and Premier Bank and Mr. Small will become the Chief Executive Officer of Premier and Premier Bank.

(2)	Mr. Nohra’s employment terminated on December 31, 2020.

(3)	For Mr. Small, Mr. Garrity and Mr. Nohra, the amounts in column (c) reflect 11 months of salary since their employment with Premier began after the Merger closed on January 31, 2021.

(4)

The amounts in column (e) reflect the aggregate grant date fair value of the shares granted under the Incentive Compensation Plan and the relevant year’s long-term incentive compensation awards, as computed in accordance with FASB ASC Topic 718, based upon the probable outcomes. Assumptions used in the calculations are not materially different from the amounts included in Note 20 to our audited financial statements for the fiscal year ended December 31, 2020, included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 12, 2021. If maximum results are achieved under the Incentive Compensation Plan for the 2020 long-term incentive compensation awards, the value of such payout under these awards at the grant date would be as follows: Mr. Hileman 12,463 shares, or $330,020; Mr. Small 11,330 shares, or $300,018, Mr. Nungester 6,246 shares, or $165,394; Mr. Liuzzi 6,444 shares, or $170,637; Mr. Garrity 6,444 shares, or $170,637; and Mr. Nohra 5,750 shares, or $152,260. All awards are paid in Premier common shares.

(5)

The amounts in column (f) reflect the cash short-term incentive awards earned by the named individuals with respect to performance during the applicable fiscal year, as discussed in further detail under the heading “2020 Short-Term Incentive Compensation” above.

(6)	The amount shown as “All Other Compensation” includes the following perquisites and personal benefits:

Name	Club Membership	Relocation Assistance	Automobile Allowance or Personal Use of Company Automobile	401(k) Match	Value of Life Insurance	Disability & Life Insurance Premium	Employee Stock Purchase Plan Match (a)	CIC, Legal & Cobra	Company Deferred Compensation Plan Contribution	Total

Donald P. Hileman	$3,544	$-	$-	$11,400	$1,950	$-	$-	$-	$18,470	$35,364

Gary M. Small	$5,576	$-	$-	$6,798	$189	$15,612	$-	$-	$20,554	$50,380

Paul D. Nungester	$-	$-	$-	$11,400	$58	$-	$1,800	$-	$-	$13,389

Vince J. Liuzzi	$5,600	$17,599	$7,200	$11,400	$1,840	$-	$585	$-	$-	$43,964

Matthew T. Garrity	$-	$-	$-	$11,400	$1,490	$-	$345	$-	$6,532	$19,767

Jude J. Nohra	$-	$-	$-	$10,263	$1,580	$-	$-	$494,024	$5,312	$509,657

(a)

All of our employees, including the Named Executive Officers, are eligible to participate in the Premier Financial Corp. Employee Investment Plan (the “ESPP”). The ESPP is a means for all employees to purchase PFC shares at the current market price at the time of purchase through regular payroll deductions. We will contribute an amount equal to 15% of each of the participating employee’s actual payroll deductions up to $150 per month. The employee specifies the amount to be withheld from his/her pay with a minimum of $30 per month and a maximum of $5,000 per month.

2020 Grants of Plan-Based Awards

During 2020, we made awards to Named Executive Officers and Mr. Garrity as part of short-term and long-term incentive compensation under the Incentive Compensation Plan, as described above. The short-term incentive compensation awards provide for cash payments. The long-term incentive compensation awards are made in PSUs and settled in PFC shares.

Name	Grant Date	Date Approved by Compensation Committee	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (Shares/ Units)	Target (Shares/ Units)	Maximum (Share/ Units)	Grant Date Fair Value of Stock Awards (3)
Donald P. Hileman	3/10/2020	3/10/2020	$137,500	$275,000	$412,500	4,155	8,309	12,463	$186,205
Gary M. Small	3/10/2020	3/10/2020	$125,000	$250,000	$375,000	3,777	7,553	11,330	$169,270
Paul D. Nungester	3/10/2020	3/10/2020	$55,125	$110,250	$165,375	2,082	4,164	6,246	$93,315
Vince J. Liuzzi	3/10/2020	3/10/2020	$65,000	$130,000	$195,000	2,148	4,296	6,444	$96,273
Matthew T. Garrity	3/10/2020	3/10/2020	$65,000	$130,000	$195,000	2,148	4,296	6,444	$96,273
Jude J. Nohra	3/10/2020	3/10/2020	$50,750	$101,500	$152,250	1,917	3,834	5,750	$85,905

(1)

Short-term incentive awards granted in 2020 pursuant to the Incentive Compensation Plan, as described above. Actual amounts are included in the “2020 Target Bonus Potential and Awards” table on page 27.

(2)	Long-term incentive awards granted in the form of PSUs in 2020 under the Incentive Compensation Plan, as described above.

(3)	Grant date fair value determined by multiplying Maximum shares by 66.67% times the March 10, 2020 grant date stock price of $22.41.

Outstanding Equity Awards at Fiscal Year-End 2020

The following table provides information concerning unexercised options and non-vested stock awards for each Named Executive Officer and Mr. Garrity outstanding as of the end of the most recently completed fiscal year.

Option Awards					Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price	Option Expiration Date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested (#)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)(1)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)
Donald P. Hileman	-	-	$-	-	-	-	34,297	$788,831
Gary M. Small	18,575	-	$26.00	2/21/2028	-	-	11,330	$260,590
Paul D. Nungester	-	-	$-	-	4,500	103,500	6,246	$143,658
Vince J. Liuzzi	-	-	$-	-	2,533	58,259	6,444	$148,212
Matthew T. Garrity	-	-	$-	-	-	-	6,444	$148,212
Jude J. Nohra	-	-	$-	-	-	-	5,750	$132,250

(1)	This column reflects the PSUs that were granted as long-term incentive compensation awards pursuant to the Company’s Incentive Compensation Plan.

Option Exercises and Stock Vested In 2020

The following table provides information concerning exercises of stock options and vesting of stock awards during the most recently completed fiscal year for each of the Named Executive Officers and Mr. Garrity on an aggregated basis. The table reports the number of shares for which the options were exercised or vested and the aggregate dollar value realized upon exercising those options or when the stock awards became vested. No options were exercised during 2020.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Donald P. Hileman	-	$ -	10,835	$ 304,906
Gary M. Small	-	$ -	-	$-
Paul D. Nungester	-	$ -	4,668	$ 131,358
Vince J. Liuzzi	-	$ -	5,187	$ 145,962
Matthew T. Garrity	-	$ -	-	$-
Jude J. Nohra	-	$ -	-	$-

Nonqualified Deferred Compensation

As a result of the Merger, Premier has two deferred compensation plans, the First Defiance Deferred Compensation Plan and the United Community Financial Corp. Deferred Compensation Plan (the “UCFC Deferred Compensation Plan”). The UCFC Deferred Compensation Plan has been frozen and cannot accept further participants or contributions. All amounts contributed by the Named Executive Officers after the Merger were contributed to the First Defiance Deferred Compensation Plan.

Pursuant to the First Defiance Deferred Compensation Plan, certain executives, including our Named Executive Officers, as well as our directors may defer receipt of up to 80% of their base compensation and up to 100% of non-equity incentive plan compensation and, in the case of directors, up to 100% of directors’ fees. Deferral elections are made by eligible executives or directors in December of each year for amounts to be earned in the following year. Amounts deferred in the First Defiance Deferred Compensation Plan may be invested in any funds available under the Plan. The rates of return of each fund are at market.

Benefits under the First Defiance Deferred Compensation Plan are generally paid beginning in the year following the executive’s retirement or termination. However, the Plan has provisions for scheduled “in-service” distributions from the Plan, and it also allows for hardship withdrawals upon the approval of the Committee. Retirement benefits are paid either in a lump sum or in scheduled installment payments when the executive’s termination is considered a retirement. All other distributions are made in lump sum payments.

Amounts deferred under the UCFC Deferred Compensation Plan may be invested in any funds available under the plan. The rates of return of each fund are at market. Benefits under the UCFC Deferred Compensation Plan generally are paid following the executive’s separation from service. However, the UCFC Deferred Compensation Plan has provisions for scheduled “in-service” distributions if the participant elects a specified date, and it also allows for hardship withdrawals upon the approval of the Committee. Upon the election of the participant, benefits are paid either in a lump sum or in scheduled installment payments, and the participant is entitled to elect to further defer such payments for up to two additional five year periods.

The following table provides information with respect to our Named Executive Officers’ and Mr. Garrity’s participation in the First Defiance Deferred Compensation Plan and UCFC Deferred Compensation. None of our Named Executive Officers received a withdrawal or distribution under either plan.

	Executive Contributions in Last Fiscal Year	Registrant Contributions in Last Fiscal Year (1)	Aggregate Earnings in Last Fiscal Year	Aggregate Distributions in Last Fiscal Year	Aggregate Balance at Last Fiscal Year End (2)
Name	($)	($)	($)	($)	($)
Donald P. Hileman	$150,000	$18,470	$71,935	$-	$373,309
Gary M. Small	$55,831	$20,554	$71,496	$-	$335,817
Paul D. Nungester	$-	$-	$-	$-	$-
Vince J. Liuzzi	$-	$-	$-	$-	$-
Matthew T. Garrity	$50,663	$6,532	$16,144	$-	$112,953
Jude J. Nohra	$52,811	$5,312	$34,482	$-	$163,035

(1)	These amounts are included in the All Other Compensation column of the Summary Compensation Table.

(2)	All amounts except Aggregate Earnings have been reported as compensation in the Summary Compensation Table in previous years.

Potential Payments Upon Termination or Change in Control

The discussion below summarizes the estimated payments to be made under each contract, agreement, plan or arrangement that provides for payments to a Named Executive Officer or Mr. Garrity at, following, or in connection with any termination of employment including by resignation, severance, retirement, disability or a constructive termination, by a change of control of the Company, or by a change in such executive’s responsibilities (that may not result in a termination of employment).

Payments Made Upon Termination

Regardless of the manner in which a Named Executive Officer’s employment terminates, the executive is entitled to receive amounts earned during the term of employment. Such amounts include:

•	non-equity incentive compensation earned during the fiscal year;

•	amounts contributed under the deferred compensation plans;

•	unused vacation pay; and

•	amounts accrued and vested through our 401(k) Plan.

Payments Made Upon Retirement

In the event of retirement of a Named Executive Officer, in addition to the items identified above, the executive will be entitled to the following:

•	accelerated vesting of all outstanding restricted stock; and

•

accelerated vesting of a pro-rata portion of outstanding PSUs calculated based on the actual performance of the Company and its peer group through the fiscal quarter ending closest to the date of such retirement.

Payments Made Upon Death or Disability

In the event of the death or disability of a Named Executive Officer, in addition to the benefits listed under the headings “Payments Made Upon Termination” and “Payments Made Upon Retirement” above, the Named Executive Officer will receive benefits under our disability plan or payments under our life insurance plans, as appropriate. A Named Executive Officer who dies or becomes disabled prior to retirement will have one year after death or disability (or the original term, if shorter) to exercise all outstanding stock options.

In addition, under their employment agreements, Mr. Hileman and Mr. Small are entitled to receive a prorated short-term incentive compensation (the “Prorated Annual Bonus”) and accelerated vesting in full of any unvested time-vesting long-term incentive awards (the “LTI Benefit”). In the event of death, they will also receive 90 days of base salary in a lump sum payment. Further, in the case of death or disability, Mr. Small is also entitled to a cash payment equal to 18 months of COBRA premiums (the “COBRA Amount”) and his group and supplemental life insurance will be maintained until he attains age 65.

As of December 31, 2020, each of Mr. Garrity and Mr. Nohra had a severance and change in control agreement (a “CIC Agreement”). Mr. Nohra’s employment ended on December 31, 2020 and he was paid out in accordance with his CIC Agreement. He is not entitled to any further payments thereunder although we are required by the SEC to provide a description of his CIC Agreement.

Under the CIC Agreement, each is entitled to a payment equal to three months of base salary upon his death. Further, if the executive’s employment is terminated by reason of a physical or mental impairment that renders the executive incapable of performing the essential functions of his job on a full-time basis for a period of greater than 150 days, then he will be entitled to: (1) a lump sum payment equal to 18 months of COBRA premiums for the coverage the executive had in place; and (2) a payment equal to, in the case of Mr. Nohra, 1.5 times his base salary plus 1.5 times the target annual incentive compensation in effect on the date of the executive termination, and in the case of Mr. Garrity, 2.0 times base salary plus 2.0 times target annual incentive compensation.

Payments Made Upon Termination without Cause or for Good Reason

The employment agreements for each of Mr. Hileman, Mr. Small, Mr. Nungester and Mr. Luizzi entitle them to benefits in addition to those listed under the heading “Payments Made Upon Termination” upon a termination without cause or for good reason (as defined in each employment agreement). Mr. Hileman’s employment agreement also entitled him to the Prorated Annual Bonus and the LTI Benefit, but only if his employment was terminated without cause or for good reason prior to January 1, 2021. Mr. Small’s employment agreement entitles him to (i) a lump sum cash payment equal to two times the sum of his (a) base salary, and (b) the higher of his target or actual short-term incentive bonus; (ii) the COBRA Amount; (iii) the Prorated Annual Bonus; and (iv) the LTI Benefit. Under the employment agreements for each of Mr. Nungester and Liuzzi, each executive also will receive a lump sum severance payment of the sum of his current annual base salary and the average of the annual short-term cash bonus payable to him for the five years preceding the date of termination.

Each of the CIC Agreements entitles Mr. Garrity and Mr. Nohra to (1) a lump sum payment equal to 18 months of COBRA premiums for the coverage the executive had in place; and (2) a payment equal to, in the case of Mr. Nohra, 1.5 times his base salary plus 1.5 times the target annual incentive compensation in effect on the date of his termination, and in the case of Mr. Garrity, 2.0 times base salary plus 2.0 times target annual incentive compensation.

Payments Made Upon a Change in Control

Under Mr. Small’s employment agreement, if he is terminated within six months prior to or two years after a change in control (other than termination by us for cause or by reason of death, disability or retirement) or if he terminates his employment for “good reason” (as defined in his employment agreement), in addition to the benefits listed under the heading “Payments Made Upon Termination,” he is entitled to (i) a lump sum cash payment equal to 2.99 times the sum of his (a) base salary, and (b) the higher of his target or actual short-term incentive bonus; (ii) the COBRA Amount; (iii) the Prorated Annual Bonus; and (iv) the LTI Benefit.

Under the employment agreements for each of Mr. Nungester and Liuzzi, the executive is terminated within six months prior to or one year after a change in control (other than termination by us for cause or by reason of death, disability or retirement) or if he terminates his employment for “good reason” (as defined in each employment agreement), in addition to the benefits listed under the heading “Payments Made Upon Termination,” he will receive a lump sum severance payment of 2.99 times the sum of his current annual base salary and the average of the annual short-term cash bonus payable to him for the five years preceding the date of termination. In addition, he is entitled to continued participation in medical, dental and vision insurance benefits for the lesser of 1 year after the termination or until he becomes eligible to participate in comparable benefits as an employee of another employer.

If, within nine months before or one year after a change in control, the employment of Mr. Garrity or Mr. Nohra is terminated by us without cause or for good reason by the executive, the executive will be entitled to the following payments: (1) a lump sum payment equal to 18 months of COBRA premiums for the coverage the executive had in place; (2) a payment equal to, in the case of Mr. Nohra, 1.5 times his base salary plus 1.5 times the target annual incentive compensation in effect on the date of his termination, and in the case of Mr. Garrity, 2.0 times base salary plus 2.0 times target annual incentive compensation; and (3) a payment of any accrued but unpaid annual incentive award.

Mr. Nohra’s employment ended on December 31, 2020, and he was compensated in accordance with his CIC Agreement.

Generally, pursuant to the foregoing employment and CIC agreements, a change of control has the meaning set forth in Section 409A(a)(2)(A)(v) of the Internal Revenue Code of 1986, as amended. As a condition to receiving payments under the employment and CIC agreements, each executive must execute a general release of claims.

All of the Named Executive Officers’ unvested stock options will automatically vest and become exercisable in the event of a change in control. Further, all or a portion of the individual’s unvested restricted stock and unvested restricted stock units will vest in the event that the individual is terminated without cause after a change in control but before the end of the performance period covered by the restricted stock or PSU award. The portion of the unvested restricted stock and unvested PSU that vests is the number of shares that would have vested if the individual had been employed for the full performance period and the target level of performance had been achieved for each performance goal for open years and closed years will be calculated against actual results. In the event an executive’s employment terminates during the long-term incentive performance period due to death or disability, all of the outstanding PSUs will vest in accordance with their terms as if his service had not terminated. Further, if the executive’s service terminates before the end of the performance period as a result of retirement, termination without cause or termination for good reason, a pro-rata portion will vest in proportion to the number of months, including any partial month, elapsed in the performance period.

The table below summarizes the estimated payments set forth in the agreements described above. The amounts shown assume that such termination was effective as of December 31, 2020, and, thus, include amounts earned through such time and are estimates of the amounts which would be paid out to the executives upon their termination. The actual amounts to be paid out can only be determined at the time of such executive’s separation from us. Mr. Hileman’s employment agreement does not entitle him to any payments under the following scenarios.

Executive Benefits and Payments upon Termination	Voluntary Termination	For Cause Termination	Involuntary Not for Cause Or Voluntary Good Reason Termination	Involuntary Change of Control Termination (CIC)	Death	Disability
Donald P. Hileman
Severance	–	–	–	–	–	–
Accelerated vesting of equity awards	–	–	–	–	–	–
Gary M. Small
Severance Accelerated vesting of equity awards	– –	– –	$1,793,004 $66,668	$2,535,504 $200,003	$418,004 $200,003	$418,004 $200,003
Paul D. Nungester
Severance Accelerated vesting of equity awards	– –	– –	$442,741 $36,387	$1,069,591 $213,763	– $213,763	– $213,763
Matthew T. Garrity
Severance Accelerated vesting of equity awards	– –	– –	$1,084,024 $37,919	$1,084,024 $113,758	$211,250 $113,758	$1,084,024 $113,758
Vince J. Liuzzi
Severance	–	–	$498,955	$1,145,705	–	–
Accelerated vesting of equity awards	–	–	$37,540	$172,017	$172,017	$172,017
Jude J. Nohra
Severance Accelerated vesting of equity awards	– –	– –	$732,774 $33,841	$732,774 $101,524	$174,000 $101,524	$732,774 $101,524

PROPOSAL 2

Non-Binding Advisory Vote on Executive Compensation

Our shareholders have an opportunity to approve, in a non-binding advisory vote, the compensation of our Named Executive Officers as disclosed in this Proxy Statement. Our Named Executive Officers are those individuals included in the Summary Compensation Table on page 32 in this Proxy Statement. The compensation being approved is the compensation required to be disclosed in this Proxy Statement by the rules of the SEC, including the compensation described in the Compensation Discussion and Analysis, accompanying tables and any related material disclosed in this Proxy Statement.

The Board has structured our executive compensation program with the following objectives in mind: compensation should be directly linked to corporate operating performance, and all officers should receive fair and equitable compensation for their respective levels of responsibility and supervisory authority compared to their peers within the Company as well as their peers within the financial services industry. The Board urges you to read the “Compensation Discussion and Analysis” starting on page 22 of this Proxy Statement and the related compensation tables and narrative through page 39.

The Board is asking you to approve the following resolution, which will be submitted for a shareholder vote at the Annual Meeting:

“Resolved, that the shareholders approve the compensation of Premier’s named executive officers as named in the Summary Compensation Table of the Company’s 2021 Proxy Statement, as described in the ‘Compensation Discussion and Analysis,’ the compensation tables and the related disclosure contained on pages 22-39 in the Proxy Statement.”

Because your vote is advisory, it will not be binding upon the Board, overrule any decision made by the Board, or create or imply any additional fiduciary duty by the Board. The Compensation Committee may, however, take into account the outcome of the vote when considering future executive compensation arrangements.

Your Board Recommends That You

Vote FOR the Approval of our Executive Compensation.

BENEFICIAL OWNERSHIP

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information about the only persons known to the Company to own beneficially more than 5% of our outstanding common shares, as of December 31, 2020:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership
	Shares Owned	Percent of Class Outstanding
BlackRock, Inc. 55 East 52nd Street New York, New York 10055	3,453,611(b)	9.26%(a)
Dimensional Fund Advisors LP Building One, 6300 Bee Cave Road Austin, Texas 78746	2,496,149(a)	6.69%(b)
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	1,915,253(c)	5.14%(c)

(a)

As of December 31, 2020, and based on a Schedule 13G/A filed with the SEC on January 29, 2021, BlackRock, Inc. possesses sole voting power over 3,276,944 shares and sole dispositive power over 3,453,611 shares.

(b)

As of December 31, 2020, and based on a Schedule 13G/A filed with the SEC on February 12, 2021, Dimensional Fund Advisors LP (“Dimensional”), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, possesses sole voting power over 2,373,980 shares and sole dispositive power over 2,496,149 shares. All shares reported are owned by the funds for which Dimensional serves as investment advisor, and Dimensional disclaims beneficial ownership of such securities.

(c)

As of December 31, 2020, and based on a Schedule 13G filed with the SEC on February 10, 2021, The Vanguard Group possesses shared voting power over 38,735 shares, sole dispositive power over 1,843,956 shares and shared dispositive power over 71,297 shares.

BENEFICIAL OWNERSHIP OF MANAGEMENT

The following table includes, as of the Voting Record Date, certain information as to the PFC shares beneficially owned by (i) each director and nominee, (ii) the Named Executive Officers, and (iii) all of our directors and executive officers as a group.

Name of Beneficial Owner (a)	Amount and Nature of Beneficial Ownership
	Shares Owned	Percent of Class Outstanding (b)
Marty E. Adams	77,599	*
Zahid Afzal(d)	41,710	*
Louis Altman	25.977	*
Terri Bettinger	3,389	*
John L. Bookmyer	36,608	*
Lee Burdman	61,618	*
Matthew T. Garrity	32,829	*
Donald P. Hileman	76,558	*
Jean A. Hubbard	15,664	*
Vince J. Liuzzi	2,976	*
Charles D. Niehaus	14,733	*
Jude J. Nohra	650	*
Paul D. Nungester	34,482	*
Mark Robison	10,230	*
Richard J. Schiraldi	69,269	*
Gary M. Small (c)	66,775	*
Samuel S. Strausbaugh	21,967	*
All current directors and executive officers as a group (21 persons)	640,476	1.72%+

+ This table does not include PSUs or other phantom shares that will be settled in Premier shares. If such derivative securities were included, the beneficial ownership of all current directors and executive officers as a group would be 729,215 or 1.95%.

(a)	Each of the directors and executive officers may be contacted at the address of Premier.

(b)	If no percent is provided, the number of shares is less than 1% of the total outstanding PFC shares.

(c)	Includes 18,575 shares issuable pursuant to currently exercisable stock options.

(d)	Includes 1,486 shares issuable pursuant to currently exercisable stock options.

RELATED PERSON TRANSACTIONS

All of our directors and executive officers have commercial, consumer or mortgage banking relationships with Premier Bank and a number have insurance relationships through Premier’s wholly-owned subsidiary, First Insurance Group of the Midwest, Inc. (“First Insurance”). All loan and deposit relationships with our directors and executive officers (i) were made in the ordinary course of business; (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans or deposits with persons not related to Premier Bank; and (iii) did not involve more than the normal risk of collectability or present other unfavorable features.

We have a policy that covers all loans to our directors and executive officers. In accordance with that policy, any loan request for directors or executive officers that, when aggregated with other extensions of credit from Premier Bank exceeds $500,000 requires prior approval of the Board. Loans to executive officers, which when aggregated with existing extensions of credit are less than $500,000, do not require prior approval of the Board, but must be reported at the next Board meeting. Loans to directors, which when aggregated with existing extensions of credit are less than $500,000, do not require Board approval and are not required to be reported to the Board at the next Board meeting. However, all loan transactions with related persons are reviewed by the Audit Committee and reported to and ratified by the full Board.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the 1934 Act requires our executive officers and directors, and persons who own more than ten percent of our shares, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and to provide us with a copy of such form. Based on our review of the copies of such forms it has received, we believe that our executive officers and directors complied with all filing requirements applicable to them with respect to transactions during the fiscal year ended December 31, 2020, except that John Bookmyer filed one late Form 4 reporting two transactions, and Douglas Young filed one late Form 3 reporting one transaction.

PROPOSAL 3

Ratification of the Appointment of Crowe LLP as Our Independent Registered Public Accounting Firm for 2021

The Audit Committee has selected Crowe LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021. The Board is requesting that our shareholders ratify this selection. If our shareholders do not ratify the selection of Crowe, the Audit Committee may reconsider its selection. The Audit Committee expects that a representative from Crowe will be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires, and will be available to respond to appropriate questions from shareholders.

Your Board Recommends That You Vote FOR ratification of Crowe.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Crowe was our independent registered public accounting firm for the fiscal years ended December 31, 2020, 2019 and 2018, and has reported on our consolidated financial statements.

Audit Fees

The following table sets forth the aggregate fees that we paid to Crowe for audit and non-audit services in 2020 and 2019. The table lists audit fees, audit related fees, tax fees and all other fees.

Services Rendered	2020	2019
Audit Fees	$1,068,000	$412,235
Audit-Related Fees	173,406	56,450
Tax Fees	136,825	61,790
All Other Fees	3,316	13,205
Total fees paid	$1,381,547	$543,680

Audit fees include fees for services related to mergers and acquisitions as well as the adoption of new GAAP including ASU 2016-13 Financial Instruments – Credit Losses (Topic 326). Audit-related fees relate to services for capital issuances, employee benefit plan audits and the audits of the captive insurance company. Tax fees consist of fees related to the preparation of tax returns, services relating to mergers and acquisitions, and consulting services relating to the company’s prepared tax model and low income housing tax credits. All other fees consist of an accounting research tool subscription and a benchmarking analysis in 2019.

AUDIT COMMITTEE REPORT

The Audit Committee is comprised of four directors, all of whom are considered “independent” under NASDAQ listing standards.

The Audit Committee oversees Premier’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal control. In fulfilling its oversight responsibilities, the Committee reviewed with management the audited financial statements in the Annual Report on Form 10-K, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Committee also reviews the effectiveness of Premier’s system of internal controls, including a review of the process used by management to evaluate the effectiveness of the system of internal control.

The Committee reviewed with Crowe its judgment as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed under their professional standards. The Committee received the written disclosures and the letter from Crowe required by applicable requirements of the Public Company Accounting Oversight Board regarding Crowe’s communications with the Committee concerning independence. In addition, the Committee discussed with Crowe its independence from management and the Company, including the matters required to be discussed by Auditing Standard No. 1301, and considered the compatibility of non-audit services with the auditors’ independence. The Committee also pre-approved all professional services provided to the Company by the independent registered public accounting firm.

The Committee discussed with the Company’s internal auditor and independent registered public accounting firm the overall scope and plans for their respective audits. The Committee meets with the internal auditor and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Committee held eight meetings during 2020.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2020, for filing with the SEC. The Committee and the Board have also approved the selection of Crowe LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021.

Samuel S. Strausbaugh, Chairman
Louis M. Altman
Mark A. Robison
Richard J. Schiraldi

March 11, 2021

OTHER MATTERS

Each proxy confers discretionary authority on the Board to vote the proxy for the election of any person as a director if the nominee is unable to serve or for good cause will not serve, matters incident to the conduct of the meeting, and upon such other matters as may properly come before the Annual Meeting. Management is not aware of any business to come before the Annual Meeting other than those matters described in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

The Company will pay the costs of this proxy solicitation, including the standard charges and expenses of brokerage houses, voting trustees, banks, associations and other custodians, nominees and fiduciaries who are record holders of shares not beneficially owned by them, for forwarding the proxy materials to, and obtaining proxies from, the beneficial owners of our shares entitled to vote at the Annual Meeting. In addition to solicitations by mail, our directors, officers and employees may solicit proxies personally or by telephone without additional compensation for such solicitations.

SHAREHOLDER PROPOSALS

Any proposal which a shareholder wishes to have included in the proxy solicitation materials to be used in connection with the next annual meeting of shareholders of Premier must be received at the main office of Premier no later than November 19, 2021. If such proposal is in compliance with all of the requirements of Rule 14a-8 under the 1934 Act, it will be included in the proxy statement and set forth on the form of proxy issued for the next annual meeting of shareholders. In addition, if a shareholder intends to present a proposal at the 2022 Annual Meeting of Shareholders of Premier without including the proposal in the proxy solicitation materials relating to that meeting, and if the proposal is not received by February 2, 2022, then the proxies designated by the Board of Directors of Premier for the 2022 annual meeting may vote proxies in their discretion on any such proposal without mention of such matter in the proxy solicitation materials or on the proxy card for such meeting.

ANNUAL REPORTS AND FINANCIAL STATEMENTS

Our shareholders as of the Voting Record Date are being provided with a copy of our Annual Report to Shareholders and Form 10-K for the year ended December 31, 2020 (“Annual Report”). Included in the Annual Report are the consolidated financial statements of Premier as of December 31, 2020 and 2019, and for each of the years in the three-year period ended December 31, 2020, prepared in accordance with generally accepted accounting principles, and the related reports of our independent registered public accounting firm. The Annual Report is not a part of this Proxy Statement.

BY ORDER OF THE BOARD OF DIRECTORS

Donald P. Hileman,
Chief Executive Officer

March 11, 2021

Defiance, Ohio

PREMIER FINANCIAL CORP.

ATTN: DONALD P. HILEMAN

601 CLINTON STREET

P.O. BOX 248

DEFIANCE, OH 43512

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 28, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/pfc2021

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 28, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D33366-P50445	KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — —

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

PREMIER FINANCIAL CORP.		For	Withhold	For All	To withhold authority to vote for any individual
		All	All	Except	nominee(s), mark “For All Except” and write the
The Board of Directors recommends you vote FOR the following nominees:					number(s) of the nominee(s) on the line below.

1.	Election of Directors	☐	☐	☐

Nominees:

1) Marty E. Adams
2) Donald P. Hileman
3) Gary M. Small
4) Samuel S. Strausbaugh

The Board of Directors recommends you vote FOR the following proposals:						For	Against	Abstain

2.	To consider and approve on a non-binding advisory basis the compensation of Premier’s named executive officers.					☐	☐	☐

3.	To consider and vote on a proposal to ratify the appointment of Crowe LLP as the independent registered public accounting firm for Premier for the fiscal year 2021.					☐	☐	☐

NOTE: The undersigned shareholder(s) authorize(s) the individuals designated in this proxy to vote, in their discretion, to the extent permitted by applicable law, upon such other matters as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

Premier Financial Corp.’s Notice, Proxy Statement and 2020 Annual Report to Shareholders are available at

www.proxyvote.com.

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D33367-P50445

THIS PROXY CARD IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

PREMIER FINANCIAL CORP.

ANNUAL MEETING OF SHAREHOLDERS

April 29, 2021 at 1:00 p.m., Eastern Time

The undersigned hereby appoints the Board of Directors of Premier Financial Corp. (the “Company”) as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and vote, as designated on the reverse side, all the shares of Common Stock of the Company held of record by the undersigned on March 1, 2021, at the Annual Meeting of Shareholders to be held virtually at www.virtualshareholdermeeting.com/pfc2021, on Thursday, April 29, 2021, at 1:00 p.m., Eastern Time, and any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side